EXHIBIT 99.1

$50,000,000

CREDIT AGREEMENT

dated as of January 10, 2013,

by and between

OPENTABLE, INC.

as the Borrower,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Lender

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

EXHIBITS

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G		Form of Guaranty Agreement
Exhibit H		Form of Collateral Agreement
Exhibit I-1		Form of U.S. Tax Compliance Certificate
Exhibit I-2		Form of U.S. Tax Compliance Certificate
Exhibit I-3		Form of U.S. Tax Compliance Certificate
Exhibit I-4		Form of U.S. Tax Compliance Certificate

SCHEDULES
Schedule 6.1	-	Jurisdictions of Organization and Qualification
Schedule 6.2	-	Subsidiaries and Capitalization
Schedule 6.7		Intellectual Property
Schedule 6.9	-	ERISA Plans
Schedule 6.12	-	Labor and Collective Bargaining Agreements
Schedule 6.16	-	Real Property
Schedule 6.17	-	Litigation
Schedule 8.1	-	Existing Indebtedness
Schedule 8.2	-	Existing Liens
Schedule 8.3	-	Existing Loans, Advances and Investments
Schedule 8.7	-	Existing Transactions with Affiliates

CREDIT AGREEMENT, dated as of January 10, 2013, by and between OPENTABLE, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

STATEMENT OF PURPOSE

The Borrower has requested the Lender to extend certain credit facilities to the Borrower, and the Lender has agreed to extend such credit facilities to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1       Definitions.  The following terms when used in this Agreement will have the meanings assigned to them below:

“AAA” has the meaning assigned thereto in Section 10.6(b).

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person or any of its Subsidiaries.  The term “control” means (a) the power to vote 5% or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  The terms “controlling” and “controlled” have meanings correlative thereto.

“Agreement” means this Credit Agreement.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations, orders, and decrees of Governmental Authorities and arbitrators.

“Arbitration Rules” has the meaning assigned thereto in Section 10.6(b).

“Asset Disposition” means the disposition of any or all of the assets (including any Capital Stock owned thereby) of any Credit Party or any Subsidiary thereof whether by sale, lease, transfer or otherwise.  The term “Asset Disposition” will not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any transaction permitted pursuant to Section 8.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables, contract rights and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer of rights in and to certain foreign Intellectual Property by the Borrower to one of the Borrower’s

Subsidiaries organized in the United Kingdom (including England, Wales and Scotland) in connection with the UK Restructuring, and (g) (i) the transfer by any Credit Party of assets to any other Credit Party, (ii) the transfer by any Non-Guarantor Subsidiary of assets to any Credit Party (provided that in connection with any such transfer, such Credit Party will not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer), and (iii) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary.

“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a Consolidated balance sheet of such Person and its Subsidiaries prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease of any Person, the capitalized amount thereof or the principal amount of the remaining lease payments under the relevant lease that would appear on a Consolidated balance sheet of such Person and its Subsidiaries prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, and (c) except during any period of time during which a notice delivered to the Borrower pursuant to Section 4.8 will remain in effect, LIBOR for a period of one month plus 1.0%; each change in the Base Rate will take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

“Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“Business Day” means (a) for all purposes other than as set forth in subsection (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in San Francisco, California, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in subsection (a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Asset” means, with respect to any Person, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease” means, with respect to any Person, any lease of any Property by such Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of such Person and its Subsidiaries.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person (other than revenue-sharing agreements entered into in the ordinary course of business), and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateralize” means to deposit in the Collateral Account, or to pledge and deposit with or deliver to the Lender as collateral for L/C Obligations, cash or deposit account balances or, if the Lender agrees in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Lender.  “Cash Collateral” will have a meaning correlative to the foregoing and will include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within 365 days from the date of acquisition thereof, (b) commercial paper maturing no more than 365 days from the date of creation thereof and having a rating of “A-1” or “Prime-1” or better from either S&P or Moody’s, (c) certificates of deposit maturing no more than 365 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having a rating of “A-1” or “Prime-1” or better by a nationally recognized rating agency, and (d) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks, savings banks or savings and loan associations incorporated under the laws of the United States, each having a rating of “A-1” or “Prime-1” or better by a nationally recognized rating agency.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, and other cash management arrangements.

“Change in Control” means an event or series of events by which:

(a)           (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” will be deemed to have “beneficial ownership” of all Capital Stock that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the Capital Stock of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower or (ii) a majority of the members of the board of directors (or other equivalent governing body) of the Borrower will not constitute Continuing Directors; or

(b)           there will have occurred under any indenture or other instrument evidencing any Indebtedness or Capital Stock any “change in control” or similar provision (as set forth in the indenture or other instrument evidencing such Indebtedness or Capital Stock) obligating the Borrower or any Subsidiary thereof to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, will in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the conditions precedent set forth in Section 5.1 are satisfied.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Account” has the meaning assigned thereto in the Collateral Agreement.

“Collateral Agreement” means the collateral agreement of even date herewith executed by the Credit Parties in favor of the Lender which will be substantially in the form attached as Exhibit H.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Capital Expenditures” means, for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period.

“Consolidated EBITDA” means, for any period, (a) the sum of the following for such period determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (i) Consolidated Net Income plus (ii) to the extent deducted in determining Consolidated Net Income: (A) the provision for taxes based on income, (B) Consolidated Interest Expense, (C) amortization and depreciation expense, (D) Transaction Costs in an aggregate amount not to exceed $3,000,000 in any Fiscal Year, (E) stock based compensation expense, and (F) non cash extraordinary losses minus (b) the sum of the following for such period determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (i) interest income and (ii) any extraordinary gains.  Consolidated EBITDA will be determined on a Pro Forma Basis for any period during which one or more Specified Permitted Acquisitions occur.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or immediately prior to such date to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, the sum of the following for such period determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:  (a) Consolidated Interest Expense, (b) scheduled principal payments with respect to Indebtedness, (c) the aggregate amount of all rents paid or payable under all Capital Leases, (d) Consolidated Capital Expenditures, and (d) federal, state, local, and foreign income taxes paid in cash.

“Consolidated Interest Expense” means, for any period, all interest expense for such period determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (including interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedge Agreements).

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a Consolidated basis, without duplication, in accordance with GAAP; provided that there will be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which will be subject to subsection (c) below) in which any other Person (other than the Borrower or any Subsidiary thereof) has a joint interest, except to the extent such net income is actually paid in cash to the Borrower or any Subsidiary thereof by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any Subsidiary thereof or is merged into or consolidated with the Borrower or any Subsidiary thereof or that Person’s assets are acquired by the Borrower or any Subsidiary thereof (except as otherwise provided in the definition of Pro Forma Basis), and (c) the net income (if positive), of any Subsidiary thereof to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any Subsidiary thereof of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes.

“Consolidated Total Assets” means, as of any date of determination, the Total Assets of the Borrower and its Subsidiaries determined on a Consolidated basis.

“Consolidated Total Funded Indebtedness” means, as of any date of determination, the sum of all Indebtedness (other than the Hedge Termination Value of any Hedging Agreements) of the Borrower and its Subsidiaries determined on a Consolidated basis, without duplication.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or immediately prior to such date.

“Continuing Directors” means the directors of the Borrower on the Closing Date and each other director of the Borrower if, in each case, such other director’s nomination for election to the board of directors (or equivalent governing body) of the Borrower is recommended by at least 51% of the then Continuing Directors.

“Credit Facilities” means, collectively, the Revolving Credit Facility and the L/C Facility and “Credit Facility” means any of the Credit Facilities.

“Credit Parties” means, collectively,  the Borrower and the Subsidiary Guarantors.

“Debtor Relief Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 9.1 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Disputes” has the meaning set forth in Section 10.6.

“Dollars” or “$” means, unless otherwise qualified, the lawful currency of the United States.

“Domestic Liquidity” means the sum of (a) all unrestricted cash and Cash Equivalents owned by a domestic Credit Party and held in the United States and (b) availability under the Revolving Credit Facility.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States, other than any Subsidiary organized under the laws of any political subdivision of the United States substantially all of the assets of which consist of Capital Stock (or any other interest treated as equity for U.S. federal income tax purposes) of one of more Foreign Subsidiaries.

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate, or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding seven years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, requests, demands, demand letters, claims, liens, accusations, allegations, notices, notices of noncompliance or violation, orders, directives, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any Environmental Law, including any and all claims by Governmental Authorities or other Person for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, loss of value, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations, guidance documents, judgments, and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including requirements pertaining to (a) the generation, manufacture, processing, distribution, use, treatment, storage, Release, discharge, disposal, transportation, possession, holding, handling, reporting, licensing, permitting, investigation, abatement, removal or remediation of Hazardous Materials, (b) occupational safety and health or industrial hygiene, or (c) land use.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any Subsidiary thereof is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (and any successor thereto) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 9.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal or applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or Commitment or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.11, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 4.11(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extensions of Credit” means the making of any Loan or issuance of any Letter of Credit by the Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, on the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the

Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary owned directly by any Credit Party.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, the Lender if it is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, the Lender if it is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty Agreement” means the unconditional guaranty agreement executed by the Subsidiary Guarantors in favor of the Lender, which will be substantially in the form attached as Exhibit G.

“Guaranty Obligation” means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty Obligation will not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, ignitable, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge, emission or Release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, (g) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, pesticides, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas, (h) which are present in levels that exceed regulatory cleanup levels identified in any Environmental Law, or (i) which are drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources.

“Hedge Agreement” means (a) any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any transaction of any kind, and the related confirmation, which is subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement.

“Hedge Termination Value” means, in respect of any Hedge Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreement, (a) for any date on or after the date such Hedge Agreement has been closed out and the termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in subsection (a) above, the amount determined as the mark-to-market value for such Hedge Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in Hedge Agreements of the same type (which may include the Lender or any Affiliate of the Lender).

“Indebtedness” means, with respect to any Person, any of the following:

(a)                                 all liabilities, obligations and indebtedness for borrowed money, including obligations evidenced by bonds, debentures, notes or other similar instruments of such Person;

(b)                                 all obligations to pay the deferred purchase price of Property or services of such Person (including all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than 90 days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c)                                  the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)                                 all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)                                  all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business not more than 90 days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person), whether or not such indebtedness will have been assumed by such Person or is limited in recourse;

(f)                                   all obligations, contingent or otherwise, of such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation, and banker’s acceptances issued for the account of such Person;

(g)                                  the Hedge Termination Value of any Hedge Agreements of such Person; and

(h)                                 all Guaranty Obligations of such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person will include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document, and (b) to the extent not otherwise described in subsection (a) above, Other Taxes.

“Indemnitee” has the meaning assigned thereto in Section 10.3(b).

“Information” has the meaning assigned thereto in Section 10.10.

“Intellectual Property” means all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

“Interest Period” has the meaning assigned thereto in Section 4.1(b).

“Investment” has the meaning assigned thereto in Section 8.3.

“IRS” means the United States Internal Revenue Service and any successor thereto.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means, at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit, and (b) the aggregate amount of Reimbursement Obligations.

“L/C Sublimit” means the lesser of (a) $10,000,000, and (b) the Revolving Credit Commitment.

“Lender” has the meaning assigned thereto in the introductory paragraph hereto.

“Lender’s Office” means the office of the Lender maintaining the Lender’s Extensions of Credit.

“Letter of Credit Application” means an application, in the form specified by the Lender from time to time, requesting the Lender to issue a Letter of Credit.

“Letters of Credit” means, collectively, letters of credit issued pursuant to Section 3.1.

“LIBOR” means,

(a)                                 for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” will be determined by the Lender to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts comparable to the principal amount of the LIBOR Rate Loan of  the Lender would be offered by first class banks in the London interbank market to the Lender at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; or

(b)                                 for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts comparable to the principal amount of the Base Rate Loan of the Lender for a period equal to one month (commencing on the date of determination of such interest rate) which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest

1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” will be determined by the Lender to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts comparable to the principal amount of the Base Rate Loan of the Lender would be offered by first class banks in the London interbank market to the Lender at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Lender of LIBOR will be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means a rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) determined by the Lender pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.  A Person will be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, the Note, the Letter of Credit Applications, the Security Documents, and each other document, instrument, certificate, and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Lender.

“Loans” means the revolving loans made to the Borrower by the Lender pursuant to Section 2.1, and “Loan” means any of such Loans.

“Material Adverse Effect”  means (a) a material adverse effect on the business, operations, condition (financial or otherwise), assets or  liabilities (whether actual or contingent) of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Credit Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) a material impairment of the rights and remedies of the Lender under any Loan Document, or (d) an impairment of the legality, validity, binding effect or enforceability against any such Person of any Loan Document to which it is a party.

“Material Foreign Subsidiary” means any Foreign Subsidiary that (a) has Total Assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the end of the most recent fiscal period with respect to which the Lender has received the financial statements required to be delivered pursuant to Section 7.1 (the “Required Financial Information”)) or (b) has Net Income equal to or greater than 5% of Consolidated Net Income (calculated for the most recent period for which the Lender has received the Required Financial Information).

“Material First Tier Foreign Subsidiary” means any Material Foreign Subsidiary owned directly by any Credit Party; provided, however, that notwithstanding the definition of Material Foreign Subsidiary, in the event that the sum of the Total Assets of the Borrower, the Subsidiary Guarantors and the Material First Tier Foreign Subsidiaries is less than 90% of the Consolidated Total Assets of the Borrower and its Subsidiaries or the sum of the Net Income of the Borrower, the Subsidiary Guarantors and the Material First Tier Foreign Subsidiaries is less than 90% of Consolidated Net Income, the Borrower will designate additional Foreign Subsidiaries as Material First Tier Foreign Subsidiaries to the extent necessary to satisfy such threshold and the Borrower will comply with Section 7.13 with respect to such additional Foreign Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make, contributions within the preceding seven years.

“Net Income” means, with respect to any Person and for any period, the net income (or loss) of such Person for such period determined, without duplication, in accordance with GAAP.

“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Subsidiary Guarantor.

“Note” means a promissory note made by the Borrower in favor of the Lender evidencing the Loans made by the Lender, substantially in the form attached as Exhibit A.

“Notice of Account Designation” means a notice substantially in the form attached as Exhibit C.

“Notice of Borrowing” means a notice substantially in the form attached as Exhibit B.

“Notice of Conversion/Continuation” means a notice substantially in the form attached as Exhibit E.

“Notice of Prepayment” means a notice substantially in the form attached as Exhibit D.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on the Loans, (b) the L/C Obligations, and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants, and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lender, in each case under any Loan Document, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or treasurer of the Borrower substantially in the form attached as Exhibit F.

“Organizational Documents” means the documents (including bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning assigned thereto in Section 10.9(c).

“Participant Register” has the meaning assigned thereto in Section 10.9(c).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate, or (b) has at any time within the preceding seven years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates.

“Permitted Acquisition” means any acquisition of all or substantially all of the business or a line of business, business unit or division (whether by the acquisition of Capital Stock or assets, merger, consolidation or any combination thereof) of any other Person if such acquisition meets all of the following requirements:

(a)                                 such acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired or whose business is to be acquired;

(b)                                 the Person or business to be acquired is in a line of business permitted pursuant to Section 8.10;

(c)                                  if such transaction is a merger or consolidation involving the Borrower or a Subsidiary Guarantor, the Borrower or a Subsidiary Guarantor (including a new Subsidiary Guarantor) will be the surviving Person and no Change in Control will have been effected thereby;

(d)                                 if such transaction is a merger or consolidation involving a Non-Guarantor Subsidiary or if such transaction involves the acquisition of assets or Capital Stock by a Non-Guarantor Subsidiary, (i) if such Non-Guarantor Subsidiary is a First Tier Foreign Subsidiary it will be or will be designated a Material First Tier Foreign Subsidiary and (ii) if such Non-Guarantor Subsidiary is not a First Tier Foreign Subsidiary, each First Tier Foreign Subsidiary that owns, directly or indirectly, such Non-Guarantor Subsidiary will be or will be designated a Material First Tier Foreign Subsidiary;

(e)                                  no Default or Event of Default has occurred and is continuing before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith; and

(f)                                   after giving effect to such acquisition, Domestic Liquidity will be at least $35,000,000.

“Permitted Liens” means the Liens permitted pursuant to Section 8.2.

“Permitted Restricted Payments” means any Restricted Payment by the Borrower if such Restricted Payment meets all of the following requirements:

(a)                                 the Borrower is in compliance on a Pro Forma Basis (as of the proposed date of such Restricted Payment and after giving effect thereto and any Indebtedness incurred in connection therewith) with each covenant contained in Section 8.12;

(b)                                 no Default or Event of Default has occurred and is continuing before and after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith; and

(c)                                  after giving effect to such Restricted Payment, Domestic Liquidity will be at least $35,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender as its prime rate.  Each change in the Prime Rate will be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Lender as its prime rate is an index or base rate and will not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Permitted Acquisitions occur, that such Specified Permitted Acquisition will be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Specified Permitted Acquisition will be included.  Any pro forma adjustments to any such income statement items will be made (a) if Regulation S-X of the Exchange Act requires that the Specified Permitted Acquisition be disclosed under the Borrower’s financial statements on a pro forma basis, (i) in the same manner required by Regulation S-X or (ii) in a manner reasonably determined by the Borrower so long as any such pro forma adjustments made pursuant to this clause (ii) are (A) set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Lender and (B) reasonably satisfactory to the Lender and (b) if Regulation S-X of the Exchange Act does not require that the Specified Permitted Acquisition be disclosed under the

Borrower’s financial statements on a pro forma basis, (i) in a manner that is nonetheless consistent with Regulation S-X or (ii) in a manner reasonably determined by the Borrower so long as any such pro forma adjustments made pursuant to this clause (ii) are (A) set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Lender and (B) reasonably satisfactory to the Lender; provided that the foregoing pro forma adjustments will, in any event, be without duplication of any cost savings or additional costs that are already included in the calculation of Consolidated EBITDA.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Lender pursuant to Section 3.4 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Required Financial Information” has the meaning assigned thereto in the definition of Material Foreign Subsidiary.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Lender.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person will be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Person and such Responsible Officer will be conclusively presumed to have acted on behalf of such Person.

“Restricted Payments” has the meaning assigned thereto in Section 8.6.

“Revolving Credit Commitment” means the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed $50,000,000, as such amount may be modified at any time or from time to time pursuant to the terms hereof.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.

“Revolving Credit Maturity Date” means the earliest to occur of (a) January 10, 2016, (b) the date of termination of the Revolving Credit Commitment by the Borrower pursuant to Section 4.3, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 9.2(a).

“Revolving Credit Outstandings” means, as of any date, the sum of (a) with respect to Loans, the aggregate outstanding principal amount thereof on such date after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date plus (b) with respect to any L/C Obligations, the aggregate outstanding amount thereof on such date after giving effect to any Letters of Credit issued, terminated or expired on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission and any successor thereto.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and the Lender.

“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between any Credit Party and the Lender.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement and (ii) any Secured Cash Management Agreement.

“Security Documents” means, collectively, the Collateral Agreement, the Guaranty Agreement, and each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in any Property securing the Secured Obligations or any Credit Party purports to guaranty the payment and/or performance of the Secured Obligations.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time will be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Permitted Acquisition” means a Permitted Acquisition with respect to which the aggregate consideration is in excess of $25,000,000.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity will have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein will refer to those of the Borrower.

“Subsidiary Guarantors” means, collectively, all Domestic Subsidiaries in existence on the Closing Date or which become a party to the Guaranty Agreement pursuant to Section 7.13.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or would reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the 30 day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Section 430, 431 or 432 of the Code or Section 303, 304 or 305 of ERISA, or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Threshold Amount” means $10,000,000.

“Total Assets” means, with respect to any Person and as of any date of determination, the total assets of such Person shown on its balance sheet in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.

“Transaction Costs” means all transaction fees, charges and other amounts related to any Permitted Acquisition (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), in each case to the extent paid within six months of the closing of such Permitted Acquisition and approved by the Lender in its reasonable discretion.

“Transactions” means, collectively, (a) the repayment in full of all Indebtedness (other than Indebtedness permitted pursuant to Section 8.1) on the Closing Date and (b) the initial Extensions of Credit.

“UCC” means the Uniform Commercial Code as in effect in the State of California.

“UK Restructuring” means the restructuring effected pursuant to one or more resolutions approved by the Borrower’s Board of Directors for the purpose of (a) transferring rights in and to certain foreign Intellectual Property by the Borrower to one of the Borrower’s Subsidiaries organized in the United Kingdom (including England, Wales and Scotland) for tax planning purposes and (b) transferring 100% of the Capital Stock of OpenTable Canada Inc. and OpenTable Mexico S.de R.L. de C.V. to Open Table UK Holding Limited if such restructuring meets all of the following requirements:

(i)                                     if such restructuring involves intercompany Indebtedness owed by a Non-Guarantor Subsidiary to a Credit Party, (A) if such Non-Guarantor Subsidiary is a First Tier Foreign Subsidiary it will be or will be designated a Material First Tier Foreign Subsidiary and (B) if such Non-Guarantor Subsidiary is not a First Tier Foreign Subsidiary, each First Tier Foreign Subsidiary that owns, directly or indirectly, such Non-Guarantor Subsidiary will be or will be designated a Material First Tier Foreign Subsidiary;

(ii)                                  if such restructuring involves an Investment by a Credit Party in a Non-Guarantor Subsidiary, (A) if such Non-Guarantor Subsidiary is a First Tier Foreign Subsidiary it will be or will be designated a Material First Tier Foreign Subsidiary and (B) if such Non-Guarantor Subsidiary is not a First Tier Foreign Subsidiary, each First Tier Foreign Subsidiary that owns, directly or indirectly, such Non-Guarantor Subsidiary will be or will be designated a Material First Tier Foreign Subsidiary; and

(iii)                               after giving effect to such restructuring, Domestic Liquidity will be at least $35,000,000.

“United States” and “U.S.” mean the United States of America.

“Unused Commitment Fee” has the meaning assigned thereto in Section 4.5.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 4.11(f).

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Credit Party.

SECTION 1.2                                             Other Definitions and Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein will apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (d) the word “will” will be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person will be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, subsections, Exhibits, and Schedules will be construed to refer to Articles, Sections, and subsections of, and Exhibits, and Schedules to, this Agreement, (h) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements, and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including,” and (k) Section and subsection headings herein and in the other Loan Documents are included for convenience of reference only and will not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.3                                             Accounting Terms.  All accounting terms not specifically or completely defined herein will be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement will be prepared in conformity with, GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited Consolidated financial statements required by Section 7.1(a), except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries will be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities will be disregarded.

SECTION 1.4                                             Change in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender will so request, the Lender and the Borrower will negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in

GAAP (subject to the approval of the Lender); provided that, until so amended, (a) such ratio or requirement will continue to be computed in accordance with GAAP prior to such change therein, and (b) the Borrower will provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 1.5                                             UCC Terms.  Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein will, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.6                                             Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement will be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.7                                             References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments will be deemed to include all amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document, and (b) references to any Applicable Law will include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.8                                             Times of Day.  Unless otherwise specified, all references herein to times of day will be references to Pacific time (daylight or standard, as applicable).

SECTION 1.9                                             Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time will be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit, or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

SECTION 1.10                                      Guaranty Obligations.  Unless otherwise specified, the amount of any Guaranty Obligation will be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation.

SECTION 1.11                                      Covenant Compliance Generally.  For purposes of determining compliance with Sections 8.1, 8.2, 8.3, 8.5 and 8.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the annual Consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 7.1(a) or (b), as applicable.  Notwithstanding the foregoing, for purposes of determining compliance with Sections 8.1, 8.2, and 8.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such Sections will be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.11 will otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

ARTICLE II

REVOLVING CREDIT FACILITY

SECTION 2.1                                             Loans.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein, the Lender agrees to make Loans to the Borrower from time to time from the Closing Date to the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.2; provided that after giving effect to any amount requested, the aggregate Revolving Credit Outstandings will not exceed the Revolving Credit Commitment.  Subject to the terms and conditions hereof, the Borrower may borrow, repay, and reborrow Loans hereunder until the Revolving Credit Maturity Date.

SECTION 2.2                                             Procedure for Advances of Loans.

(a)                                 Requests for Borrowing.  The Borrower will deliver to the Lender an irrevocable Notice of Borrowing not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan, and (ii) at least three Business Days prior to each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which will be a Business Day, (B) the amount of such borrowing, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (D) in the case of LIBOR Rate Loans, the duration of the Interest Period applicable thereto.  A Notice of Borrowing received after 11:00 a.m. will be deemed received on the next Business Day.

(b)                                 Disbursement of Loans.  The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation delivered by the Borrower to the Lender or as may be otherwise agreed upon by the Borrower and the Lender from time to time.

SECTION 2.3                                             Repayment of Loans.  The Borrower will repay the aggregate outstanding principal amount of all Loans in full on the Revolving Credit Maturity Date, together, in each case, with all accrued but unpaid interest thereon.

ARTICLE III

LETTER OF CREDIT FACILITY

SECTION 3.1                                             L/C Sublimit.  Subject to the terms and conditions hereof, the Lender agrees to issue standby letters of credit (the “Letters of Credit”) for the account of the Borrower or any Subsidiary thereof on any Business Day from the Closing Date to the fifth Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the Lender; provided that the Lender will have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Sublimit, or (ii) the aggregate Revolving

Credit Outstandings would exceed the Revolving Credit Commitment.  Each Letter of Credit will (A) be denominated in Dollars, (B) be a standby letter of credit issued to support obligations of the Borrower or any Subsidiary thereof, contingent or otherwise, incurred in the ordinary course of business (other than trade payables or antecedent debt), (C) expire on a date no more than 12 months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Lender), which date will be no later than the fifth Business Day prior to the Revolving Credit Maturity Date, and (D) be subject to ISP98, as set forth in the Letter of Credit Application or as determined by the Lender and, to the extent not inconsistent therewith, the laws of the State of California.  The Lender will not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Lender to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit will also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

SECTION 3.2                                             Procedure for Issuance of Letters of Credit.  The Borrower may from time to time request that the Lender issue a Letter of Credit by delivering to the Lender a Letter of Credit Application therefor, completed to the satisfaction of the Lender, and such other certificates, documents and other papers and information as the Lender may request.  Upon receipt of any Letter of Credit Application, the Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and will, subject to Section 3.1 and Article V, promptly issue the Letter of Credit requested thereby (but in no event will the Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Lender and the Borrower.  The Lender will promptly furnish to the Borrower a copy of such Letter of Credit.

SECTION 3.3                                             Commissions and Other Charges.

(a)                                 Letter of Credit Commissions.  The Borrower will pay to the Lender a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit times 1.25% (determined on a per annum basis).  Such commission will be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Lender.

(b)                                 Other Costs.  In addition to the foregoing fees and commissions, the Borrower will pay or reimburse the Lender for such normal and customary costs and expenses as are incurred or charged by the Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

SECTION 3.4                                             Reimbursement Obligation of the Borrower.  In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of Loans as provided for in this Section 3.4 or with funds from other sources), in same day funds, the Lender on each date on which the Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid, and (b) any amounts referred to in

Section 3.3(b) incurred by the Lender in connection with such payment.  Unless the Borrower will immediately notify the Lender that the Borrower intends to reimburse the Lender for such drawing from other sources or funds, the Borrower will be deemed to have timely given a Notice of Borrowing to the Lender requesting that the Lender make a Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid, and (b) any amounts referred to in Section 3.3(b) incurred by the Lender in connection with such payment, and the Lender will make a Loan bearing interest at the Base Rate in such amount, the proceeds of which will be applied to reimburse the Lender for the amount of the related drawing and costs and expenses.  If the Borrower has elected to pay the amount of such drawing with funds from other sources and will fail to reimburse the Lender as provided above, the unreimbursed amount of such drawing will bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

SECTION 3.5                                             Obligations Absolute.  The Borrower’s obligations under this Article III (including the Reimbursement Obligation) will be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Lender or any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees that the Lender will not be responsible for, and the Borrower’s Reimbursement Obligation pursuant to Section 3.4 will not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents will in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Lender will not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment.  The Borrower agrees that any action taken or omitted by the Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct will be binding on the Borrower and will not result in any liability of the Lender to the Borrower.  The responsibility of the Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit will, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

SECTION 3.6                                             Effect of Letter of Credit Application.  To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III will apply.

ARTICLE IV

GENERAL LOAN PROVISIONS

SECTION 4.1                                             Interest.

(a)                                 Interest Rate Options.  Subject to the provisions of this Section 4.1, at the election of the Borrower, (i) Loans will bear interest at (A) the Base Rate plus 0.25%, or (B) the LIBOR Rate plus 1.25% (provided that the LIBOR Rate will not be available until three Business Days after the Closing Date).  The Borrower will select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing or Notice of Conversion/Continuation is given.  Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein, will be deemed a Base Rate Loan.

(b)                                 Interest Periods.  In connection with each LIBOR Rate Loan, the Borrower will elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period will be a period of one, two, three, or six months; provided that:

(i)                                     each Interest Period will commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period will commence on the date on which the immediately preceding Interest Period expires;

(ii)                                  if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period will expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period will expire on the immediately preceding Business Day;

(iii)                               any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

(iv)                              no Interest Period will extend beyond the Revolving Credit Maturity Date.

(c)                                  Default Rate.  Subject to Section 9.3, (i) immediately upon the occurrence and during the continuance of an Event of Default pursuant to Section 9.1(a), (b), (h), or (i), or (ii) at the election of the Lender, upon the occurrence and during the continuance of any other Event of Default, (A) all outstanding LIBOR Rate Loans will bear interest at a rate per annum that is 2% in excess of the rate (including the margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate that is 2% in excess of the rate (including the margin) then applicable to Base Rate Loans, (B) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document will bear interest at a rate per annum that is 2% in excess of the rate (including the margin) then applicable to Base Rate Loans, and (C) all accrued and unpaid interest will be due and payable on demand of the Lender.  Interest will continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d)                                 Interest Payment and Computation.  Interest on each Base Rate Loan will be due and payable in arrears on the last Business Day of each month commencing January 31, 2013.  Interest on each LIBOR Rate Loan will be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three months, at the end of each three- month interval during such Interest Period.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate will be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest provided hereunder will be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e)                                  Maximum Rate.  In no contingency or event whatsoever will the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction will, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder will automatically be reduced to the maximum rate permitted by Applicable Law and the Lender will at its option (i) promptly refund to the Borrower any interest received by the Lender in excess of the maximum lawful rate, or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis.  It is the intent hereof that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 4.2                                             Notice and Manner of Conversion or Continuation of Loans.  The Borrower will have the option, provided that no Default or Event of Default has occurred and is continuing, to (a) convert at any time on or after the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans into one or more LIBOR Rate Loans, and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans into Base Rate Loans, or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans.  Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower will give the Lender an irrevocable Notice of Conversion/Continuation not later than 11:00 a.m. three Business Days prior to the day on which a proposed conversion or continuation of such Loans is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loans to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which will be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to any LIBOR Rate Loans resulting from such continuation or conversion.  If the Borrower fails to give a timely Notice of Conversion/Continuation, then the applicable Loans will be converted to Base Rate Loans.

SECTION 4.3                                             Voluntary Reduction of the Revolving Credit Commitment.  The Borrower will have the right upon at least five Business Days prior written notice to the Lender, to permanently reduce, without premium or penalty, (i) the Revolving Credit Commitment at any time, or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $100,000 in excess thereof.  All Unused Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment will be paid on the effective date of such termination.  Each permanent reduction of the Revolving Credit Commitment will be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment, as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment, as so reduced, the Borrower will be required to deposit Cash Collateral in the Collateral Account in an amount equal to such excess.  Amounts held in the Collateral

Account will be applied in accordance with Section 9.2(b).  Any reduction of the Revolving Credit Commitment to zero will be accompanied by payment of all outstanding Loans (and furnishing of Cash Collateral satisfactory to the Lender for all L/C Obligations) and will result in the termination of the Revolving Credit Commitment and the Revolving Credit Facility.  The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 4.9.

SECTION 4.4                                             Optional Prepayments of Loans.  The Borrower will have the right at any time and from time to time, without premium or penalty, to prepay Loans, in whole or in part, by delivering an irrevocable Notice of Prepayment to the Lender not later than 11:00 a.m. (i) on the same Business Day as the proposed prepayment of each Base Rate Loan, and (ii) at least three Business Days prior to the proposed prepayment of each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.  If any such notice is given, the amount specified in such notice will be due and payable on the date set forth in such notice.  A Notice of Prepayment received after 11:00 a.m. will be deemed received on the next Business Day. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Credit Facilities with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency will not relieve the Borrower from its obligations in respect thereof pursuant to Section 4.9).  The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 4.9.

SECTION 4.5                                             Unused Commitment Fee.  Commencing on the Closing Date, the Borrower will pay to the Lender, a non-refundable unused commitment fee (the “Unused Commitment Fee”) at a rate per annum equal to 0.175% on the average daily unused portion of the Revolving Credit Commitment.  The Unused Commitment Fee will be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2013 and ending on the Revolving Credit Maturity Date.

SECTION 4.6                                             Manner of Payment.  Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lender under this Agreement will be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Lender at the Lender’s Office in Dollars, in immediately available funds and will be made without any setoff, counterclaim or deduction whatsoever (except as otherwise provided in Section 4.11).  Any payment received after such time but prior to 2:00 p.m. on such day will be deemed a payment on such date for the purposes of Section 9.1, but for all other purposes will be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. will be deemed to have been made on the next succeeding Business Day for all purposes.  Subject to Section 4.1(b)(ii), if any payment under this Agreement will be specified to be made upon a day which is not a Business Day, it will be made on the next succeeding day which is a Business Day and such extension of time will in such case be included in computing any interest if payable along with such payment.

SECTION 4.7                                             Evidence of Indebtedness.  The Extensions of Credit made by the Lender will be evidenced by one or more accounts or records maintained by the Lender.  The accounts or records maintained by the Lender in the ordinary course of business will be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lender to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so will not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  Upon the request of the Lender, the Borrower will execute and deliver to the Lender a Note, which will evidence the Lender’s Loans in addition to such accounts or records.  The Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

SECTION 4.8                                             Changed Circumstances.

(a)                                 Circumstances Affecting LIBOR Rate Availability.  In connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof, if for any reason (i) the Lender will determine (which determination will be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Lender will determine (which determination will be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan, or (iii) the Lender will determine (which determination will be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to the Lender of making or maintaining LIBOR Rate Loans during such Interest Period, then the Lender will promptly give notice thereof to the Borrower.  Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, the obligations of the Lender to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan will be suspended, and in the case of outstanding LIBOR Rate Loans, the Borrower will either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan, or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b)                                 Laws Affecting LIBOR Rate Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any of its lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, will make it unlawful or impossible for the Lender (or any of its lending offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, the Lender will promptly give notice thereof to the Borrower.  Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lender to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan will be suspended and thereafter the Borrower may select only Base Rate Loans, and (ii) if the Lender may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan will immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

SECTION 4.9                                             Indemnity.  The Borrower hereby indemnifies the Lender against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to the Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing  or Notice of Conversion/Continuation, or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor.  The amount of such loss or expense will be determined, in the Lender’s sole discretion, based upon the assumption that the Lender funded its Loans in the London interbank market and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical.  A certificate of the Lender setting forth the basis for determining such amount or amounts necessary to compensate the Lender will be conclusive and binding absent manifest error.

SECTION 4.10                                      Increased Costs.

(a)                                 Increased Costs Generally.  If any Change in Law will:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement to the extent reflected in the LIBOR Rate);

(ii)                                  subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B)Taxes described in subsections (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by the Lender or any Letter of Credit;

and the result of any of the foregoing will be to increase the cost to the Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender of issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount), then upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If the Lender determines that any Change in Law affecting the Lender or any of its lending offices or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of the Lender or the Loans made, or the Letters of Credit issued, by the Lender, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 4.10 and delivered to the Borrower will be conclusive and binding absent manifest error.  The Borrower will pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to this Section 4.10 will not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower will not be required to compensate the Lender pursuant to this Section 4.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above will be extended to include the period of retroactive effect thereof).

SECTION 4.11                                      Taxes.

(a)                                 Defined Terms.  For purposes of this Section 4.11, the term “Applicable Law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document will be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent will be entitled to make such deduction or withholding and will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party will be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.11) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Credit Parties.  The Credit Parties will timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Credit Parties.  The Credit Parties will jointly and severally indemnify the Lender, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.11) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender or on behalf of the Lender will be conclusive and binding absent manifest error.

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 4.11, such Credit Party will deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(f)                                   Status of Lender.  (i) If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document it will deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, if reasonably requested by the Borrower, the Lender will deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in subsections (ii)(A), (ii)(B), and (ii)(D) of this Section 4.11(f)) will not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)                               if the Lender is a U.S. Person, it will deliver to the Borrower (in such number of copies as will be requested by the Borrower), on or prior to the date on which such Lender becomes the Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               if the Lender is a Foreign Lender, it will, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as will be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes the Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form attached as Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form attached as Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form attached as Exhibit I-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as will be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(D)                               if a payment made to the Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender will deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this subsection (D), “FATCA” will include any amendments made to FATCA after the date of this Agreement.

The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(g)  Treatment of Certain Refunds.  If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.11 (including by the payment of additional amounts pursuant to this Section 4.11), it will pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, will repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph will not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

ARTICLE V

CONDITIONS OF CLOSING AND BORROWING

SECTION 5.1                                             Conditions to Closing and Initial Extensions of Credit.  The obligation of the Lender to close this Agreement and to make the initial Loans or issue the initial Letters of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a)                                 Executed Loan Documents.  This Agreement, a Note and the Security Documents (other than the Guaranty Agreement if there are no Subsidiary Guarantors on the Closing Date), together with any other applicable Loan Documents, will have been duly authorized, executed, and delivered to the Lender by the parties thereto, will be in full force and effect, and no Default or Event of Default exists hereunder or thereunder.

(b)                                 Closing Certificates; Etc.  The Lender will have received each of the following in form and substance reasonably satisfactory to the Lender:

(i)                                     Officer’s Certificate.  A certificate of a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents to which such Credit Parties are party are true, correct, and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true, correct, and complete in all respects), (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents to which such Credit Parties are party, (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing, (D) since December 31, 2011, no event has occurred or condition arisen, either individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect, and (E)  each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Sections 5.1 and 5.2.

(ii)                                  Certificate of Secretary of each Credit Party.  A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct, and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.1(b)(iii).

(iii)                               Certificates of Good Standing.  Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Lender, each other jurisdiction where such Credit Party is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(iv)                              Opinions of Counsel.  Favorable opinions of counsel to the Credit Parties addressed to the Lender with respect to the Credit Parties, the Loan Documents, and such other matters as the Lender will request (which opinions will expressly permit reliance by permitted successors and assigns of the addressees thereof).

(c)                                  Personal Property Collateral.

(i)                                     Filings and Recordings.  The Lender will have received all filings and recordations that are necessary to perfect the security interests of the Lender in the Collateral and the Lender will have received evidence reasonably satisfactory to the Lender that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon.  Notwithstanding anything to the contrary in the Loan Documents, the Lender will not require any steps to be taken or documentation to be executed and delivered under any foreign law with respect to the perfection of security interests in any Property physically located outside of the United States, other than the delivery of the stock certificates or other certificates provided for in Section 7.17.

(ii)                                  Pledged Collateral.  The Lender will have received (A) original stock certificates or other certificates evidencing the Capital Stock of all Domestic Subsidiaries, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof, and (B) each original promissory note pledged pursuant to the Security Documents together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.

(iii)                               Lien Search.  The Lender will have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax, and Intellectual Property), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(iv)                              Hazard and Liability Insurance.  The Lender will have received evidence of property hazard, business interruption, and general liability insurance, evidence of payment of all insurance premiums for the current policy year of each (with appropriate endorsements naming the Lender as lender’s loss payee (and mortgagee, as applicable) on the policies for property hazard insurance and as additional insured on the policies for general liability insurance), and, if requested by the Lender, copies of such insurance policies.

(d)                                 Consents; Defaults.

(i)                                     Governmental and Third Party Approvals.  The Credit Parties will have received all material governmental, equity holder, and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Lender) in connection with the transactions contemplated by this Agreement and the other Loan Documents and all applicable waiting periods will have expired without any action being taken by any Person that would reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation will be applicable which in the reasonable judgment of the Lender would reasonably be expected to have such effect.

(ii)           No Injunction, Etc.  No action, proceeding, investigation, regulation or legislation will have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Lender’s reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents.

(e)                                  Financial Matters.

(i)            Financial Statements.  The Lender will have received (A) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2011 and the related audited Consolidated statements of income, retained earnings, and cash flows for the Fiscal Year then ended, and (B) the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2012 and the related unaudited Consolidated interim statements of income and retained earnings for the quarter then ended.

(ii)           Financial Projections.  The Lender will not have received revised projections or any other information that is materially inconsistent with the financial projections previously delivered to the Lender.

(iii)          Financial Condition/Solvency Certificate.  The Borrower will have delivered to the Lender a certificate, in form and substance satisfactory to the Lender, and certified as accurate by the chief financial officer of the Borrower, that (A) after giving effect to the Transactions, each Credit Party and each Subsidiary thereof is each Solvent and (B) the financial projections previously delivered to the Lender represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries.

(iv)          Payment at Closing. The Borrower will have paid (A) to the Lender the fees set forth or referenced in Section 4.5 and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges, and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges, and disbursements as will constitute its reasonable estimate of such fees, charges, and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate will not thereafter preclude a final settling of accounts between the Borrower and the Lender), and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees, and other charges in connection with the execution, delivery, recording, filing, and registration of any of the Loan Documents.

(f)                                   Miscellaneous.

(i)            Due Diligence.  The Lender will have completed, to its satisfaction, all legal, tax, environmental, and other due diligence with respect to the business, assets, liabilities, operations, and condition (financial or otherwise) of the Borrower and its Subsidiaries in scope and determination satisfactory to the Lender in its sole discretion.

(ii)           Existing Indebtedness.  All existing Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness permitted pursuant to Section 8.1) will be repaid in full and terminated and all collateral security therefor will be released, and the Lender will have received pay-off or termination letters in form and substance satisfactory to it evidencing such repayment, termination, and release.

(iii)          PATRIOT Act.  The Borrower and each of the Subsidiary Guarantors will have provided to the Lender the documentation and other information requested by the Lender in order to comply with requirements of the PATRIOT Act.

(iv)          Other Documents.  All opinions, certificates, and other instruments and all proceedings in connection with the transactions contemplated by this Agreement will be satisfactory in form and substance to the Lender.  The Lender will have received copies of all other documents reasonably requested thereby with respect to the transactions contemplated by this Agreement.

SECTION 5.2               Conditions to All Extensions of Credit.  The obligations of the Lender to make any Extensions of Credit (including the initial Extensions of Credit) or convert or continue any Loan and the Lender to issue or extend any Letter of Credit, are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a)           Continuation of Representations and Warranties.  The representations and warranties contained in Article VI will be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect (which representation and warranty will be true and correct in all respects) on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty will remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect (which representation and warranty will be true and correct in all respects) as of such earlier date).

(b)           No Existing Default.  No Default or Event of Default has occurred and is continuing (i) on the borrowing, continuation or conversion date with respect to such Loans or after giving effect to the Loans to be made, continued or converted on such date, or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c)           Notices.  The Lender will have received a Notice of Borrowing, Notice of Conversion/Continuation or Letter of Credit Application, as applicable, from the Borrower in accordance with Section 2.2 or 3.2, as applicable.

(d)           Additional Documents.  The Lender will have received each additional document, instrument, opinion or other item reasonably requested by it.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Lender to enter into this Agreement and to induce the Lender to make Extensions of Credit the Borrower hereby represents and warrants to the Lender before and after giving effect to the transactions contemplated hereunder, which representations and warranties will be deemed made on the Closing Date and as otherwise set forth in Section 5.2, that:

SECTION 6.1               Organization; Power; Qualification.  Each Credit Party and each Subsidiary thereof each (a) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, (b) has the organizational power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted, and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or authorized would not reasonably be expected to have a Material Adverse Effect.  The jurisdictions in which each Credit Party and each Subsidiary thereof are organized as of the Closing Date are described on Schedule 6.1.

SECTION 6.2               Capitalization.  Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 6.2.  As of the Closing Date, the capitalization of each Credit Party and each Subsidiary thereof consists of the Capital Stock, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.2.  All such outstanding Capital Stock has been duly authorized and validly issued and is fully paid and nonassessable and not subject to any preemptive or similar rights, except as described on Schedule 6.2.  The equity holders of each Credit Party (other than the Borrower) and each Subsidiary thereof and the Capital Stock owned by each as of the Closing Date are described on Schedule 6.2.  As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever which are convertible into or exchangeable for, or otherwise provide for or require the issuance of, Capital Stock of any Credit Party (other than the Borrower) or any Subsidiary thereof, except as described on Schedule 6.2.

SECTION 6.3               Authorization; Enforceability.  Each Credit Party and each Subsidiary thereof each has the organizational power and authority and has taken all necessary organizational action to authorize the execution, delivery, and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms.  This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Subsidiary thereof that are a party thereto, and each such document constitutes the legal, valid, and binding obligation of each Credit Party and each Subsidiary thereof that are a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 6.4               No Conflicts; Consents or Approvals.  The execution, delivery, and performance by each Credit Party and each Subsidiary thereof of the Loan Documents to which they are a party, in accordance with their respective terms, the Extensions of Credit hereunder, and the transactions contemplated hereby and thereby do not and will not by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation would reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the Organizational Documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which any Credit Party or any Subsidiary thereof is a party or by which any of its Properties may be bound, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by any Credit Party or any Subsidiary thereof other than Permitted Liens, or (e) require any consent or authorization of, filing with, or other act in respect of, any Governmental Authority or arbitrator, and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) consents or filings under the UCC.

SECTION 6.5               Compliance with Law; Governmental Approvals.  Each Credit Party and each Subsidiary thereof each (a) has all Governmental Approvals required by any Applicable Law to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal, and is not the subject of any pending, or to the knowledge of any Credit Party threatened, attack by direct or collateral proceeding, and (b) are in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its Properties except, in each case, where the failure to have or comply would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.6               Tax Returns and Payments.  Each Credit Party and each Subsidiary thereof each has duly filed or caused to be filed all federal, state, local, and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, material local, and material other taxes, assessments, governmental charges, and levies upon it and its Property, income, and profits which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Credit Party or such Subsidiary).  To the knowledge of each Credit Party, there is no ongoing audit or examination or other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof.

SECTION 6.7               Intellectual Property Matters.  As of the Closing Date, the intellectual property described on Schedule 6.7(i) constitutes all of the intellectual property that is owned and has been registered by any Credit Party or any Subsidiary thereof.  Each Credit Party and each Subsidiary thereof each owns or possesses rights to use all material Intellectual Property which is reasonably necessary to conduct its business.  Except for matters existing on the Closing Date and set forth on Schedule 6.7(ii), no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights.  Except as set forth on Schedule 6.7(ii), no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, which infringement would reasonably be expected to have a Material Adverse Effect.

SECTION 6.8               Environmental Matters.

(a)           To the knowledge of each Credit Party, the Properties owned or leased by each Credit Party and each Subsidiary thereof do not contain any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws;

(b)           To the knowledge of each Credit Party, (i) each Credit Party and each Subsidiary thereof and the Properties owned or leased by each Credit Party and each Subsidiary thereof and all operations conducted in connection therewith are in compliance with all applicable Environmental Laws, and (ii) there are no pending or threatened Environmental Claims against any Credit Party or any Subsidiary thereof or related to such Properties or operations;

(c)           No Credit Party nor any Subsidiary thereof has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding Environmental Claims, Hazardous Materials, or compliance with Environmental Laws;

(d)           To the knowledge of each Credit Party, Hazardous Materials have not been transported or disposed of to or from the Properties owned or leased by any Credit Party or any Subsidiary thereof in violation of, or in a manner or to a location which would give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that would give rise to liability under, any applicable Environmental Laws; and

(e)           There has been no Release, or to the knowledge of any Credit Party threat of Release, of Hazardous Materials at or from properties owned or leased by any Credit Party or any Subsidiary thereof in violation of or in amounts or in a manner that would give rise to Environmental Claims or liability under Environmental Laws that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 6.9               Employee Benefit Matters.

(a)           Each Credit Party and each ERISA Affiliate are in compliance with all applicable provisions of ERISA, the Code, and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b)           Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination, opinion or advisory letter, as applicable, from the IRS, except for such plans that have not yet received determination, opinion or advisory letters, as applicable, but for which the remedial amendment period for submitting an application for such a letter has not yet expired, and each trust related to such plan which is intended to be exempt under Section 501(a) of the Code has been determined to be exempt under Section 501(a) of the Code;

(c)           As of the Closing Date, neither any Credit Party nor any ERISA Affiliate maintains or contributes to, or is obligated to maintain or contribute to, or has at any time during the past seven years, maintained or contributed to or been obligated to maintain or contribute to any Pension Plan;

(d)           Except where the failure of any of the following representations to be correct would not reasonably be expected to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has:  (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (ii) failed to make a required contribution or payment to any Multiemployer Plan, or (iii) failed to make a required installment payment by its due date under Section 430(i) of the Code or to meet the minimum funding requirements of Sections 412 and 430 of the Code with respect to any Pension Plan; and

(e)           Except as would not reasonably be expected to have a Material Adverse Effect, no Termination Event has occurred or is reasonably expected to occur.

SECTION 6.10             Margin Stock.  No Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.  Following the application of the proceeds of each Extension of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 8.2 or 8.5 or subject to any restriction contained in any agreement or instrument between the Borrower and the Lender or any Affiliate of the Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”.  If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.

SECTION 6.11             Government Regulation.  No Credit Party nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940) and no Credit Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

SECTION 6.12             Employee Relations.  No Credit Party nor any Subsidiary thereof is party to any collective bargaining agreement or has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.12.  The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 6.13             Financial Statements.  The audited and unaudited Consolidated financial statements delivered pursuant to Section 5.1(e)(i) are complete and correct and fairly present on a Consolidated basis the assets, liabilities, and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments and the absence of footnote disclosures for unaudited financial statements).  All such Consolidated financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.  Such Consolidated financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP.  The projections delivered pursuant to Section 5.1(e)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections will be subject to normal year end closing and audit adjustments.

SECTION 6.14             No Material Adverse Effect.  Since December 31, 2011, there has been no Material Adverse Effect.

SECTION 6.15             Solvency.  Each Credit Party is Solvent.

SECTION 6.16             Titles to Properties.  As of the Closing Date, the real Property described on Schedule 6.16 constitutes all of the real Property that is owned or leased or subleased by any Credit Party or any Subsidiary thereof.  Each Credit Party and each Subsidiary thereof each has such title to or leasehold interest in the real Property owned, leased or subleased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal Property, except those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date in the ordinary course of business or as otherwise expressly permitted hereunder.

SECTION 6.17             Litigation.  Except for matters existing on the Closing Date and set forth on Schedule 6.17, there are no actions, suits or proceedings pending, or to the knowledge of any Credit Party threatened, against any Credit Party or any Subsidiary thereof or any of its Properties in any court or before any arbitrator of any kind or before or by any Governmental Authority (including Environmental Claims or actions, suits or proceedings with respect to Employee Benefit Plans) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 6.18             Absence of Defaults.  No event has occurred and is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party or any Subsidiary thereof under any  judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective Properties may be bound.

SECTION 6.19             Disclosure.  The Credit Parties and their respective Subsidiaries have disclosed to the Lender all agreements, instruments, and corporate, partnership, limited liability company or other restrictions to which any Credit Party or any Subsidiary thereof is subject, and all other matters known to them, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Subsidiary thereof to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 6.20             Foreign Assets Control Regulations, Etc.  Neither the making of the Loans to the Borrower nor the Borrower’s use of the proceeds thereof will violate the Trading with the Enemy Act or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto.  No Credit Party nor any Subsidiary thereof (a) is or will become a Person whose Property or interests in Property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person.  Each Credit Party is in compliance, in all material respects, with the PATRIOT Act.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment terminated, the Borrower will, and will cause each of its Subsidiaries to:

SECTION 7.1               Financial Statements and Budgets.  Deliver to the Lender:

(a)           Annual Financial Statements.  As soon as practicable and in any event within 90 days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2012), (i) an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and the related audited Consolidated statements of income, retained earnings, and cash flows for such Fiscal Year, including the notes thereto, setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such Fiscal Year and (ii) unaudited consolidating management balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Year and the related unaudited consolidating management statements of income for such Fiscal Year, prepared in accordance with GAAP.  Such annual Consolidated financial statements will be audited by an independent certified public accounting firm of recognized national standing acceptable to the Lender, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

(b)           Quarterly Financial Statements.  As soon as practicable and in any event within 45 days (or, if earlier, on the date of any required public filing thereof) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ending March 31, 2013), (i) an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the related unaudited Consolidated statements of income, retained earnings, and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period of the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such period and (ii) unaudited consolidating management balance sheets of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the related unaudited consolidating management statements of income for the fiscal quarter then ended and that portion of the Fiscal Year then ended, prepared by the Borrower in accordance with GAAP, in each case certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated and consolidating basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments and the absence of footnotes.

(c)           Annual Business Plan and Budget.  As soon as practicable and in any event within 60 days after the end of each Fiscal Year, a Consolidated business plan and operating and capital budget of the Borrower and its Subsidiaries for the next succeeding Fiscal Year, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following:  a quarterly operating and capital budget, a projected income statement, statement of cash flows, and balance sheet, and a report containing the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Borrower and its Subsidiaries for such period.

SECTION 7.2               Certificates; Other Reports.  Deliver to the Lender:

(a)           at each time Consolidated financial statements are delivered pursuant to Section 7.1(a) or (b) and at such other times as the Lender will reasonably request, a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower and a report containing management’s discussion and analysis of such Consolidated financial statements;

(b)           promptly upon receipt thereof, copies of any reports describing any event or circumstance of non-compliance or deficiency submitted to any Credit Party, any Subsidiary thereof or any of their respective boards of directors by their respective independent public accountants in connection with their auditing function, including any management report and any management responses thereto;

(c)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equity holders of the Borrower, and copies of all annual, regular, periodic, and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act and in any case not otherwise required to be delivered to the Lender pursuant hereto;

(d)           promptly, and in any event within five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(e)           promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations (including the PATRIOT Act), as from time to time reasonably requested by the Lender; and

(f)            such other information regarding the operations, business affairs, and financial condition of any Credit Party or any Subsidiary thereof as the Lender may reasonably request.

Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, will be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 10.1, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access.  Notwithstanding anything contained herein, in every instance the Borrower will be required to provide paper copies of the Officer’s Compliance Certificates required by Section 7.2 to the Lender or to deliver copies of such Officer’s Compliance Certificates to the Lender by facsimile transmission or in electronic format (i.e., “pdf” or “tif”).

SECTION 7.3               Notice of Litigation and Other Matters.  Promptly (but in no event later than ten days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Lender in writing of:

(a)           the occurrence of any Default or Event of Default;

(b)           the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective Properties or businesses involving an amount exceeding the Threshold Amount;

(c)           any notice of any violation received by any Credit Party or any Subsidiary thereof (i) from any Governmental Authority, including any notice of violation of Environmental Laws, or (ii) from any Person alleging or threatening any Environmental Claims which in the case of subsections (i) and (ii) would reasonably be expected to have a Material Adverse Effect;

(d)           any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(e)           any attachment, judgment, lien, levy or order exceeding the Threshold Amount that may be assessed against or threatened against any Credit Party or any Subsidiary thereof; and

(f)            (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, and (iv) any Credit Party obtaining knowledge or reason to know that any other Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

Each notice pursuant to Section 7.3 will be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.3(a) will describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 7.4               Preservation of Existence and Related Matters.  Except as permitted pursuant to Section 8.4, preserve and maintain its separate corporate, partnership or limited liability company existence and all rights, franchises, licenses, and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

SECTION 7.5               Maintenance of Property and Licenses.

(a)           In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary in its business, including copyrights, patents, trade names, service marks, and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment, and other tangible real and personal Property; and from time to time make or cause to be made all repairs, renewals, replacements thereof, and additions thereto necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case except as such action or inaction would not reasonably be expected to have a Material Adverse Effect; and

(b)           Maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required to conduct its business as presently conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.6               Insurance.

(a)           Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including hazard and business interruption insurance), and deliver to the Lender upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts of the insurance, the dates of the expiration thereof, and the Properties and risks covered thereby; and

(b)           Ensure that  all such insurance (i) provides that no cancellation or material modification thereof will be effective until at least 30 days after receipt by the Lender of written notice thereof, (ii) in the case of each general liability policy, names the Lender as an additional insured party thereunder, and (iii) in the case of each property hazard insurance policy, names the Lender as lenders loss payee.

SECTION 7.7               Accounting Methods and Financial Records.  Maintain a system of accounting, and keep proper books, records, and accounts (which will be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

SECTION 7.8               Payment of Taxes and Other Obligations.  Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings  and with respect to which reserves in accordance with GAAP have been provided for on the books of the Borrower or such Subsidiary), and (b) all other indebtedness, obligations, and liabilities in accordance with customary trade practices.

SECTION 7.9               Compliance with Laws.  Observe and remain in compliance with all Applicable Laws, in each case applicable to the conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.10             Environmental Laws.  In addition to and without limiting the generality of Section 7.9, (a) comply with, and ensure that all tenants and subtenants, if any, comply with, all applicable Environmental Laws and obtain, comply with, and maintain, and ensure that all tenants and subtenants, if any, obtain, comply with, and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws.

SECTION 7.11             Compliance with ERISA.  In addition to and without limiting the generality of Section 7.9,  except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) comply with applicable provisions of ERISA, the Code, and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which would reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that would result in any civil penalty under ERISA or tax under the Code, and (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code.

SECTION 7.12             Visits and Inspections.  Permit representatives of the Lender, from time to time upon prior reasonable notice and during normal business hours, all at the expense of the Borrower, to visit and inspect the properties of any Credit Party or any Subsidiary thereof; inspect, audit, and make extracts from the books, records, and files of any Credit Party or any Subsidiary thereof, including management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, the business, assets, liabilities, financial condition, results of operations, and business prospects of any Credit Party or any Subsidiary thereof; provided that excluding any such visits and inspections during the continuance of an Event of Default, the Lender will not exercise such rights more often than once during any calendar year at the Borrower’s expense; provided further that, upon the occurrence and during the continuance of an Event of Default, the Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice.

SECTION 7.13             Additional Subsidiaries and Real Property.

(a)           Additional Subsidiary Guarantors.  Notify the Lender at the time that any Person, following the Closing Date, qualifies as a Subsidiary Guarantor, and promptly thereafter (and in any event within 30 days after such notification), cause (i) such Person to become a Subsidiary Guarantor by delivering to the Lender a duly executed Guaranty Agreement or supplement thereto or such other document as the Lender will reasonably deem appropriate for such purpose, (ii) such Person to grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Person by delivering to the Lender a duly executed supplement to each Security Document or such other document as the Lender will reasonably deem appropriate for such purpose and comply with the terms of each Security Document, (iii) such Person to deliver to the Lender such documents and certificates referred to in Section 5.1 as may be reasonably requested by the Lender, (iv) the applicable Credit Party to deliver to the Lender Security Documents pledging 100% of the outstanding Capital Stock of such Person (including, if applicable, original stock certificates evidencing the Capital Stock of such Person, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (v) such Person to deliver to the Lender such updated Schedules to the Loan Documents as requested by the Lender with respect to such Person, and (vi) such Person to deliver to the Lender such other documents as may be reasonably requested by the Lender, all in form, content, and scope reasonably satisfactory to the Lender.

(b)           Additional Foreign Subsidiaries.  Notify the Lender at the time that any Person, following the Closing Date, becomes or is designated a Material First Tier Foreign Subsidiary, and promptly thereafter (and in any event within 90 days after such notification), cause (i) the applicable Credit Party to deliver to the Lender Security Documents pledging 66% of the outstanding voting Capital Stock (and 100% of the outstanding non-voting Capital Stock) of such Person and a consent thereto executed by such Person (including, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Capital Stock of such Person, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Lender such documents and certificates referred to in Section 5.1 as may be reasonably requested by the Lender,

(iii) such Person to deliver to the Lender such updated Schedules to the Loan Documents as requested by the Lender with respect to such Person, and (iv) such Person to deliver to the Lender such other documents as may be reasonably requested by the Lender, all in form, content, and scope reasonably satisfactory to the Lender.

(c)           Merger Subsidiaries.  Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary will not be required to take the actions set forth in Section 7.13(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of such merger transaction will be required to so comply with Section 7.13(a) or (b), as applicable, within ten Business Days of the consummation of such Permitted Acquisition).

(d)           Exclusions.  The provisions of this Section 7.13 will not apply to assets as to which the Lender and the Borrower will reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.

SECTION 7.14             Use of Proceeds.  Use the proceeds of the Extensions of Credit (i) to refinance existing Indebtedness of the Borrower and (ii) for working capital and general corporate, partnership or limited liability company purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions and Permitted Restricted Payments, and the payment of certain fees and expenses incurred in connection with the Transactions and this Agreement.

SECTION 7.15             Governance.  (a) Maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity, (b) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity (except pursuant to cash management systems reasonably acceptable to the Lender), and (c) provide that its board of directors (or equivalent governing body) will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of any other entity which is an Affiliate of such entity.

SECTION 7.16             Further Assurances.  Maintain the security interest created by the Security Documents in accordance with Section 5 of the Collateral Agreement, subject to the rights of the Credit Parties to dispose of the Collateral pursuant to the Loan Documents, and make, execute, and deliver all such additional and further acts, things, deeds, instruments, and documents as the Lender may reasonably require for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Lender with respect to the Collateral as to which the Lender has a perfected Lien pursuant hereto or thereto, including filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Loan Documents.

SECTION 7.17             Post Closing Matters.  On or prior to the date that is 30 days following the Closing Date, the Borrower will have delivered to the Lender a promissory note evidencing the existing loan by the Borrower to OpenTable UK Holding Limited pursuant to the letter dated September 28, 2011, duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank.

On or prior to the date that is 90 days following the Closing Date, the Borrower will have delivered to the Lender original stock certificates or other certificates evidencing 66% of the Capital Stock of all Material First Tier Foreign Subsidiaries, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

ARTICLE VIII

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment terminated, the Borrower will not, and will not permit any of  its Subsidiaries to:

SECTION 8.1               Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness except:

(a)           the Obligations;

(b)           Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(c)           Indebtedness described on Schedule 8.1, and the renewal, refinancing, extension, and replacement (but not the increase in the aggregate principal amount) thereof;

(d)           Indebtedness incurred in connection with Capital Leases and purchase money Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(e)           Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 8.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) will have any liability or other obligation with respect to such Indebtedness, (iii) the aggregate principal amount of all such Indebtedness will not exceed $5,000,000 at any time outstanding, and (iv) the aggregate principal amount of all such Indebtedness plus all Indebtedness incurred pursuant to Section 8.1(j) will not exceed $10,000,000 at any time outstanding;

(f)            Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a) through (e) of this Section 8.1;

(g)           unsecured intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, (ii) owed by any Non-Guarantor Subsidiary to any Credit Party in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, (iii) owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary, (iv) owed by any Credit Party to any Non-Guarantor Subsidiary so long as such Indebtedness is subordinated to the Obligations in a manner reasonably satisfactory to the Lender, (v) owed by any Non-Guarantor Subsidiary to any Credit Party (A) as a result of such Credit

Party providing funds to support the operations and fund the expenses of such Non-Guarantor Subsidiary in the ordinary course of business, (B) arising in connection with a Permitted Acquisition or (C) arising in connection with the UK Restructuring; provided that any Indebtedness owed by any Non-Guarantor Subsidiary to any Credit Party pursuant to this subsection (g) will be evidenced by a demand note in form and substance reasonably satisfactory to the Lender and will be pledged and delivered to the Lender pursuant to the Security Documents;

(h)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i)            Indebtedness under performance bonds, surety bonds, release, appeal, and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(j)            short term unsecured Indebtedness of any Credit Party or any Subsidiary thereof; provided that the aggregate principal amount of all such Indebtedness plus all Indebtedness incurred pursuant to Section 8.1(e) will not exceed $10,000,000 at any time outstanding; provided further that the Borrower is in compliance on a Pro Forma Basis (after giving effect to any such Indebtedness) with the covenant contained in Section 8.12(a); and

(k)           long term unsecured Indebtedness of any Credit Party or any Subsidiary thereof; provided that the maturity date thereof will not be prior to the Revolving Credit Maturity Date and no principal payments will be required to be made thereon prior to the Revolving Credit Maturity Date; provided further that the Borrower will have delivered to the Lender an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding the incurrence of any such Indebtedness for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Lender, that the Borrower is in compliance on a Pro Forma Basis (after giving effect to any such Indebtedness) with the covenant contained in Section 8.12(a).

SECTION 8.2               Liens.  Create, incur, assume or suffer to exist any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)           Liens created pursuant to the Loan Documents;

(b)           Liens existing on the Closing Date and described on Schedule 8.2, including Liens incurred in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 8.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 8.2); provided that the scope of any such Lien will not be increased, or otherwise expanded, to cover any additional Property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c)           Liens for taxes, assessments, and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed 30 days), if any, related thereto has not expired, or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(d)           the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than 30 days, or if more than 30 days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP, and (ii) do not, individually or in the aggregate, materially impair the operation of the business of any Credit Party or any Subsidiary thereof;

(e)           deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance, and other types of social security or similar legislation, or to secure the performance of bids, trade contracts, leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(f)            encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real Property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such Property or impair the use thereof in the ordinary conduct of business;

(g)           Liens arising from the filing of precautionary UCC financing statements relating solely to personal Property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and any Subsidiary thereof;

(h)           Liens securing Indebtedness permitted pursuant to Section 8.1(d); provided that (i) such Liens will be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased, and (iv) the principal amount of Indebtedness secured by any such Lien will at no time exceed 100% of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable);

(i)            Liens securing judgments for the payment of money not constituting an Event of Default pursuant to Section 9.1(l) or securing appeal or other surety bonds relating to such judgments;

(j)            Liens on Property (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition, and (ii) of the Borrower or any Subsidiary thereof existing at the time such Property is purchased or otherwise acquired by the Borrower or such Subsidiary pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing subsections (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other Property of the Borrower or any Subsidiary thereof, and (E) the Indebtedness secured by such Liens is permitted pursuant to Section 8.1(e);

(k)           (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction, and (ii) Liens of any depositary bank in connection with statutory, common law, and contractual rights of set-off and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof;

(l)            (i) contractual or statutory Liens of landlords to the extent limited to the Property relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the Property relating to such contract; and

(m)          any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which does not (i) interfere in any material respect with the business of the Borrower or any Subsidiary thereof or materially detract from the value of the relevant assets of the Borrower or any Subsidiary thereof, or (ii) secure any Indebtedness.

SECTION 8.3               Investments.  Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or Property of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any other Person (all the foregoing, “Investments”) except:

(a)           (i) Investments existing on the Closing Date in Subsidiaries existing on the Closing Date, (ii) Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 8.3, (iii) Investments made after the Closing Date by any Credit Party in any other Credit Party, (iv) Investments made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary, and (v) intercompany Indebtedness described on Schedule 8.1 and converted into an equity investment after the Closing Date;

(b)           Investments in cash and Cash Equivalents;

(c)           Investments by the Borrower or any Subsidiary thereof in the form of Consolidated Capital Expenditures permitted pursuant to this Agreement;

(d)           deposits made in the ordinary course of business to secure the performance of leases or other obligations permitted pursuant to Section 8.2;

(e)           Hedge Agreements permitted pursuant to Section 8.1;

(f)            purchases of assets in the ordinary course of business;

(g)           Investments by the Borrower or any Subsidiary thereof in the form of Permitted Acquisitions; provided that in the event such Permitted Acquisition is a Specified Permitted Acquisition, (i) no later than ten Business Days prior to the estimated closing date of such acquisition, the Borrower will have delivered written notice of such acquisition to the Lender, which notice will include the estimated closing date of such acquisition, (ii) no later than five Business Days prior to the estimated closing date of such acquisition, the Borrower will have delivered to the Lender an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Lender, that the Borrower is in compliance on a Pro Forma Basis (as of the estimated closing date of such acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith) with each covenant contained in Section 8.12, and (iii) the Borrower will have delivered to the Lender (A) a certificate of a Responsible Officer of the Borrower certifying that all of the requirements set forth in this subsection (g) and the definition of Permitted Acquisition have been satisfied or will be satisfied on or prior to the consummation of such acquisition, and (B) such material financial and other information and such documents as may be reasonably requested by the Lender in connection with such acquisition;

(h)           Investments in the form of intercompany Indebtedness permitted pursuant to Section 8.1(g);

(i)            Guaranty Obligations permitted pursuant to Section 8.1;

(j)            Investments by any Credit Party in any Non-Guarantor Subsidiary arising in connection with the UK Restructuring;

(k)           Investments by any Credit Party in any Non-Guarantor Subsidiary arising in connection with a Permitted Acquisition (including intercompany Indebtedness incurred pursuant to Section 8.1(g)(v)(B) and subsequently converted into an equity investment); and

(l)            other Investments by the Borrower or any Subsidiary thereof in an aggregate amount not to exceed $10,000,000 at any time.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 8.3, such amount will be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) minus any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 8.4               Fundamental Changes.  Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)           (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower will be the continuing or surviving entity) and (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor will be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity will become a Subsidiary Guarantor and the Borrower will comply with Section 7.13 in connection therewith);

(b)           (i) any Non-Guarantor Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any non Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into, or be liquidated into, any Subsidiary of the Borrower (provided that if any party to such merger, amalgamation or consolidation is a Domestic Subsidiary, the Domestic Subsidiary will be the continuing or surviving entity; provided further, that if any party to such merger, amalgamation or consolidated is a Material First Tier Foreign Subsidiary, the Material First Tier Foreign Subsidiary will be the continuing or surviving entity);

(c)           any Subsidiary of the Borrower may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition will not exceed the fair value of such assets;

(d)           (i) any Non-Guarantor Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary;

(e)           dispositions permitted pursuant to Section 8.5;

(f)            any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition, provided that (i) a Subsidiary Guarantor will be the continuing or surviving entity, or (ii) simultaneously with such transaction, the continuing or surviving entity will become a Subsidiary Guarantor and the Borrower will comply with Section 7.13 in connection therewith; and

(g)           any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition; provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person will be the Borrower or such Subsidiary Guarantor, and (ii) in the case of a merger involving the Borrower or a Wholly-Owned Subsidiary of the Borrower (other than a Subsidiary Guarantor), the continuing or surviving Person will be the Borrower or a Wholly-Owned Subsidiary of the Borrower.

SECTION 8.5               Asset Dispositions.  Make any Asset Disposition except:

(a)           the sale of obsolete, worn-out or surplus assets no longer used in the business of the Borrower or any Subsidiary thereof;

(b)           non-exclusive licenses and sublicenses of Intellectual Property in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower or any Subsidiary thereof;

(c)           leases, subleases, licenses or sublicenses of real or personal Property granted by any Borrower or any Subsidiary thereof to others in the ordinary course of business not interfering in any material respect with the business of the Borrower or any Subsidiary thereof;

(d)           Asset Dispositions not otherwise permitted pursuant to this Section 8.5; provided that (i) before and after giving pro forma effect to any such Asset Disposition, no Default or Event of Default has occurred and is continuing, (ii) such Asset Disposition is made for fair market value and the consideration received will be no less than 75% in cash, and (iii) the aggregate book value of all Property disposed of in reliance on this subsection (d) will not exceed $5,000,000 in any Fiscal Year;

(e)           the disposition by OpenTable Spain S.L. of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise);

(f)            dispositions in connection with the UK Restructuring; and

(g)           the write-off, discount, sale or other disposition of non-returned restaurant hardware or software.

SECTION 8.6               Restricted Payments.  Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of any Credit Party or any Subsidiary thereof, or make any distribution of cash or Property to the holders of the Capital Stock of any Credit Party or any Subsidiary thereof (all of the foregoing, “Restricted Payments”); provided that:

(a)           the Borrower or any Subsidiary thereof may pay dividends in shares of its own Capital Stock;

(b)           any Subsidiary of the Borrower may pay cash dividends to the Borrower or any Subsidiary Guarantor or ratably to all holders of its outstanding Capital Stock; and

(c)           the Borrower may make Permitted Restricted Payments; provided that no later than five Business Days prior to the proposed date of any Restricted Payment in excess of $10,000,000 on such date, the Borrower will have delivered to the Lender an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such Restricted Payment for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Lender, compliance with subsections (a) and (b) of the definition of Permitted Restricted Payment.

SECTION 8.7               Transactions with Affiliates.  Directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director or other Affiliate of, the Borrower or any of its Subsidiaries, or (b) any Affiliate of any such officer, director or holder, other than:

(i)            transactions permitted pursuant to Sections 8.1, 8.3, 8.4, 8.5, and 8.6;

(ii)           transactions existing on the Closing Date and described on Schedule 8.7;

(iii)          other transactions in the ordinary course of business on terms as favorable as would be obtained by it in a comparable arm’s-length transaction with an independent, unrelated third party as determined for any such transaction or series of similar transactions in good faith by the board of directors (or equivalent governing body) of the Borrower;

(iv)          employment, director compensation, indemnification and severance arrangements (including equity incentive plans, equity grants and employee benefit plans and arrangements) with their respective directors, officers and employees in the ordinary course of business;

(v)           payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers, and employees of the Borrower, and any Subsidiary thereof in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries;

(vi)          transactions between or among Credit Parties; and

(vii)         transactions in connection with the UK Restructuring.

SECTION 8.8               Accounting Changes; Organizational Documents.

(a)           Change its Fiscal Year end, or make (without the consent of the Lender) any material change in its accounting treatment and reporting practices except as required by GAAP.

(b)           Amend, modify or change its Organizational Documents in any manner materially adverse to the rights or interests of the Lender.

SECTION 8.9               No Further Negative Pledges; Restrictive Agreements.

(a)           Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Properties, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(d); provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith, (iii) restrictions contained in the Organizational Documents of any Credit Party as of the Closing Date, and (iv) restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).

(b)           Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary thereof on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor, (iii) make loans or advances to the Borrower or any Subsidiary Guarantor, (iv) sell, lease or transfer any of its Properties to the Borrower or any Subsidiary Guarantor, or (v) act as a Subsidiary Guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in the foregoing subsections (i) through (v)) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary of the Borrower at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 8.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses, and sublicenses or asset sale agreements otherwise permitted pursuant to this Agreement so long as such restrictions relate only to the assets subject thereto, and (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 8.10             Nature of Business.  Engage in any business other than the business conducted by the Borrower and its Subsidiaries as of the Closing Date and business activities reasonably related, complementary, ancillary or incidental thereto or logical extensions thereof.

SECTION 8.11             Sale Leasebacks.  Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or a Subsidiary thereof, or (b) which any Credit Party or any Subsidiary thereof intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or a Subsidiary thereof in connection with such lease.

SECTION 8.12             Financial Covenants.

(a)           Consolidated Total Leverage Ratio.  As of the last day of any fiscal quarter, permit the Consolidated Total Leverage Ratio to be greater than 2.00 to 1.00.

(b)           Consolidated Fixed Charge Coverage Ratio.  As of the last day of any fiscal quarter, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.75 to 1.00.

SECTION 8.13             Disposal of Subsidiary Interests.  Permit any Subsidiary to be a non-Wholly-Owned Subsidiary except (a) as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted pursuant to Section 8.4 or 8.5, or (b) so long as such Subsidiary continues to be a Subsidiary Guarantor.

SECTION 8.14             Payment of Indebtedness.  Cancel, forgive, make any prepayment on, or redeem or acquire for value (including by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Indebtedness permitted pursuant to Section 8.1(k), except the payment of interest in respect of such Indebtedness.

ARTICLE IX

DEFAULT AND REMEDIES

SECTION 9.1               Events of Default.  Each of the following will constitute an Event of Default:

(a)           Default in Payment of Principal of Loans and Reimbursement Obligations.  The Borrower will default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)           Other Payment Default.  The Borrower or any other Credit Party will default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default will continue for a period of three Business Days.

(c)           Misrepresentation.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications will be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications will be incorrect or misleading in any material respect when made or deemed made.

(d)           Default in Performance of Certain Covenants.  Any Credit Party will default in the performance or observance of any covenant or agreement contained in Section 7.1, 7.2 (a) or (b), 7.3 (a), 7.4, 7.13, 7.14, 7.16 or 7.17, or Article VIII.

(e)           Default in Performance of Other Covenants and Conditions.  Any Credit Party or any Subsidiary thereof will default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in subsections (a) through (d) of this Section 9.1) or any other Loan Document and such default will continue for a period of 30 days after the earlier of (i) the Lender’s delivery of written notice thereof to the Borrower, and (ii) a Responsible Officer of the Borrower having obtained knowledge thereof.

(f)            Indebtedness Cross-Default.  Any Credit Party or any Subsidiary thereof will (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount (or, with respect to any Hedge Agreement, the Hedge Termination Value) of which Indebtedness is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount (or, with respect to any Hedge Agreement, the Hedge Termination Value) of which Indebtedness is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event will occur or condition exist, the effect of which other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).

(g)           Change in Control.  Any Change in Control will occur.

(h)           Voluntary Bankruptcy Proceeding.  Any Credit Party or any Subsidiary thereof will (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its Property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate, partnership or limited liability company action for the purpose of authorizing any of the foregoing.

(i)            Involuntary Bankruptcy Proceeding.  A case or other proceeding will be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding will continue without dismissal or stay for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including an order for relief under such federal bankruptcy laws) will be entered.

(j)            Failure of Agreements.  Any provision of this Agreement or any provision of any other Loan Document will for any reason cease to be valid and binding on any Credit Party or any such Person will so state in writing, or any Loan Document will for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(k)           ERISA Events.  The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and are in excess of the Threshold Amount, (ii) a Termination Event that has resulted in or could reasonably be expected to result in liability in excess of the Threshold Amount or (iii) any Credit Party or any ERISA Affiliate as an employer under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount.

(l)            Judgments.  A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount will be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order will continue without having been discharged, vacated or stayed for a period of 30 consecutive days after the entry thereof.

(n)           Material Adverse Effect.  Any Material Adverse Effect will occur.

SECTION 9.2               Remedies.  Upon the occurrence of an Event of Default, the Lender may by notice to the Borrower:

(a)           Acceleration; Termination of Credit Facilities.  Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit will have presented or will be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same will immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facilities and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided that, upon the occurrence of an Event of Default specified in Section 9.1(h) or (i), the Credit Facilities will be automatically terminated and all Obligations will automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)           Letters of Credit.  With respect to all Letters of Credit with respect to which presentment for honor will not have occurred at the time of an acceleration pursuant to the preceding subsection, the Borrower will at such time deposit in the Collateral Account an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in the Collateral Account will be applied by the Lender to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit will have expired or been fully drawn upon, if any, will be applied to repay the other Obligations on a pro rata basis.  After all such Letters of Credit will have expired or been fully drawn upon, the Reimbursement Obligations will have been satisfied and all other Obligations will have been paid in full, the balance, if any, in the Collateral Account will be returned to the Borrower.

(c)           General Remedies.  Exercise all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

SECTION 9.3               Rights and Remedies Cumulative; Non-Waiver; Etc.  The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy will not preclude the exercise of any other rights or remedies, all of which will be cumulative, and will be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Lender in exercising any right, power or privilege will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or will be construed to be a waiver of any Event of Default.  No course of dealing between the  Borrower and the Lender or their respective agents or employees will be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

SECTION 9.4               Crediting of Payments and Proceeds.  In the event that the Obligations have been accelerated pursuant to Section 9.2 or the Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lender upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations will be applied:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses, and other amounts (other than principal and interest) payable to the Lender, including attorney fees;

Second, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations;

Third, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements between the Borrower and the Lender;

Fourth, to the Lender to Cash Collateralize any L/C Obligations then outstanding; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

ARTICLE X

MISCELLANEOUS

SECTION 10.1             Notices.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) of this Section 10.1), all notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to the Borrower:		OpenTable, Inc.
799 Market Street, 4th Floor
San Francisco, California 94103
	Attention of:	Duncan Robertson
Chief Financial Officer
Telephone No.: (415) 344-4227
Telecopy No.: (415) 344-6545
E-mail: drobertson@opentable.com
Website: www.opentable.com

With copies to:		Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, California 94111
Attention of: John H. Kenney
Telephone No.: (415) 395-8007
Telecopy No.: (415) 395-8095
E-mail: john.kenney@lw.com

If to the Lender:		Wells Fargo Bank, National Association
400 Hamilton Street, Suite 210
Palo Alto, California 94301
	Attention of:	Daniel S. Devall
Vice President
Telephone No.: (650) 855-6639
Telecopy No.: (650) 855-6638
E-mail: daniel.s.devall@wellsfargo.com

With copies to:		Wells Fargo Bank, National Association
400 Hamilton Street, Suite 210
Palo Alto, California 94301
Attention of: Loan Team Manager

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received; notices sent by telecopier will be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, will be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) of this Section 10.1, will be effective as provided in said subsection (b).

(b)           Electronic Communications.  The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing subsection (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Lender’s Office.  The Lender hereby designates its office located at the address set forth above, or any subsequent office which will have been specified for such purpose by written notice to the Borrower, as the Lender’s Office referred to herein to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d)           Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 10.2             Amendments, Waivers and Consents.  Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended in writing by the Lender and the Borrower and any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be waived or any consent given by the Lender in writing.

SECTION 10.3             Expenses; Indemnity.

(a)           Costs and Expenses.  The Borrower and the other Credit Parties, jointly and severally, will pay (i) all reasonable out of pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges, and disbursements of counsel for the Lender), and will pay all fees, time charges, and disbursements for attorneys who may be employees of the Lender, in connection with the preparation, negotiation, execution, delivery, and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby will be consummated); provided that the fees, time charges, and disbursement of counsel for the Lender with respect to the negotiation, execution, and delivery of this Agreement will not exceed $50,000 plus the out of pocket costs related to lien searches and filings, (ii) all reasonable out of pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out of pocket expenses incurred by the Lender (including the fees, charges, and disbursements of any counsel for the Lender), and will pay all fees, time charges, and disbursements for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrower.  The Borrower will indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and will hold each Indemnitee harmless from, and will pay or reimburse any such Indemnitee for, any and all losses, claims (including any Environmental Claims), damages, liabilities, and related expenses (including the fees, charges, and disbursements of any counsel for any Indemnitee), and will indemnify and hold harmless, each Indemnitee from, and will pay or reimburse any such Indemnitee for, all fees, time charges, and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of

Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary thereof, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including any Environmental Claims), investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated hereby or thereby or referred to herein or therein, or the transactions contemplated hereby or thereby, including reasonable attorneys and consultant’s fees; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party will not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) of this Section 10.3 will be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)           Payments.  All amounts due under this Section 10.3 will be payable promptly after demand therefor.

SECTION 10.4             Right of Setoff.  If an Event of Default has occurred and is continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to the Lender or its Affiliates, irrespective of whether or not the Lender or such Affiliate will have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of the Lender and each Affiliate under this Section 10.4 are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have.  The Lender agrees to notify the Borrower promptly after any such setoff and application: provided that the failure to give such notice will not affect the validity of such setoff and application.

SECTION 10.5             Governing Law; Jurisdiction, Etc.

(a)           Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby will be governed by, and construed and enforced in accordance with, the law of the State of California, without reference to conflicts or choice of law principles thereof.

(b)           Submission to Jurisdiction.  Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto in any forum other than the courts of the State of California sitting in San Francisco County, and of the United States District Court of the Northern  District of California, and any appellate court from any thereof, and irrevocably and unconditionally submits, for itself and its properties, to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such California state court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each party hereto agrees that a final judgment in any such action, litigation or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document will affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subsection (b) of this Section 10.5.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 10.6             Waiver of Jury Trial; Binding Arbitration.

(a)           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT

NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b)           Binding Arbitration.

(i)            Agreement to Arbitrate.  Upon demand of any party, whether made before and after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document (“Disputes”), between or among parties hereto and to the other Loan Documents will be resolved by binding arbitration as provided herein.  Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.  Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents.  The parties hereto do not waive any applicable federal or state substantive law (including the protections afforded to banks under 12 U.S.C. Section 91 or any similar applicable state law) except as provided herein.  A judgment upon the award may be entered in any court having jurisdiction.  Notwithstanding the foregoing, this Section 10.6(b) will not apply to any Hedge Agreement or Cash Management Agreement.

(ii)           General Rules of Arbitration.  Any arbitration proceeding will (A) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents between the parties, (B) be conducted by the American Arbitration Association (the “AAA”), or such other administrator as the parties will mutually agree upon, in accordance with the commercial dispute resolution procedures of the AAA, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees and costs, in which case the arbitration will be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Arbitration Rules”), and (C) proceed in a location in California selected by the AAA.  The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules will be applicable to claims of less than $1,000,000.  All applicable statutes of limitations will apply to any Dispute.  If there is any inconsistency between the terms hereof and the Arbitration Rules, the terms and procedures set forth herein will control.  Any party who fails or refuses to submit to arbitration following a demand by any other party will bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Notwithstanding anything in the foregoing to the contrary, any arbitration proceeding demanded hereunder will begin within 90 days after such demand therefor and will be concluded within 120 days after such demand.  These time limitations may not be extended unless a party hereto shows cause for extension and then such extension will not exceed a total of 60 days.

(iii)          Arbitrators.  Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Arbitration Rules, and who will not render an award of greater than $5,000,000.  Any dispute in which the amount in controversy exceeds $5,000,000 will be decided by majority vote of a panel of three arbitrators; provided that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the jurisdiction of the state where the hearing will be conducted or a neutral retired judge of the jurisdiction, state or federal, of the state where the hearing will be conducted, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  In any arbitration proceeding, the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre hearing motions that are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator will resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator will also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure or other Applicable Law.

(iv)          Preservation of Certain Remedies.  Notwithstanding the preceding binding arbitration provisions, the parties hereto and to the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute.  Each such Person will have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable:  (A) all rights to foreclose against any real or personal Property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (B) all rights of self help, including peaceful occupation of property and collection of rents, setoff, and peaceful possession of property, (C) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding, and (D) when applicable, a judgment by confession of judgment.  Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

(v)           Matters Involving Real Property.  Notwithstanding anything herein to the contrary, no dispute will be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real Property unless:  (A) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration; or (B) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, will remain fully valid and enforceable.  If any such dispute is not submitted to arbitration, the dispute will be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and the judicial referee will be empowered to hears and determine all issues in such reference whether fact or law.  A referee with the qualifications required herein for arbitrators will be selected pursuant to the AAA’s selection procedures.  Judgment upon the decision rendered by a referee will be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

SECTION 10.7             Reversal of Payments.  To the extent any Credit Party makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied will be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

SECTION 10.8             Injunctive Relief.  The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender. Therefore, the Borrower agrees that the Lender, at the Lender’s option, will be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 10.9             Successors and Assigns; Participations.

(a)           Successors and Assigns Generally.  The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender.  Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section 10.9 and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by the Lender.  The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it).

(c)           Participations.  The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement will remain unchanged, (ii) the Lender will remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower will continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which the Lender sells such a participation will provide that the Lender will retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2 that directly affects such Participant.  The Borrower agrees that each Participant will be entitled to the benefits of Sections 4.8, 4.9 and 4.10 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.9; provided that such Participant will not be entitled to receive any greater payment pursuant to Section 4.10, with respect to any participation, than the Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  If the Lender sells a participation, it will, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that the Lender will have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register will be conclusive and binding absent manifest error and the Lender will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. To the extent permitted by law, each Participant also will be entitled to the benefits of Section 10.4 as though it were the Lender.

(d)           Certain Pledges.  The Lender may at any time pledge, assign or grant a  security interest in, all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge, assignment or grant of a security interest to secure obligations to a Federal Reserve Bank; provided that no such pledge, assignment or grant of a security interest will release the Lender from any of its obligations hereunder or substitute any such pledgee, assignee or grantee for the Lender as a party hereto.

SECTION 10.10          Confidentiality.  The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document, or under any Hedge Agreement or Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Hedge Agreement or Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.10, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction under which payments are to be made by reference to the Borrower, any its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facilities, or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and maintaining of CUSIP numbers with respect to the Credit Facilities, (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.10, or (ii) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than a Credit Party or any of its Affiliates, or (k) to governmental regulatory authorities in connection with any regulatory examination of the Lender or in accordance with the Lender’s regulatory compliance policy if the Lender deems necessary for the mitigation of claims by those authorities against the Lender or any of its subsidiaries or affiliates.  For purposes of this Section 10.10, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.10 will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.11          Performance of Duties.  Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents will be performed by such Credit Party at its sole cost and expense.

SECTION 10.12          All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the other Loan Documents will be deemed coupled with an interest and will be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Revolving Credit Commitment remains in effect or the Credit Facilities have not been terminated.

SECTION 10.13          Survival.

(a)           All representations and warranties set forth in Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including any such representation or warranty made in or in connection with any amendment thereto) will constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement will be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), will survive the Closing Date, and will not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

(b)           Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 4.9, 4.10, 10.3, 10.4, 10.5, and 10.6 and the agreement of the Lender set forth in Section 10.10 will survive the termination of the Revolving Credit Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 10.14          Titles and Captions.  Titles and captions of Articles, Sections, and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 10.15          Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.16          Counterparts; Integration; Effectiveness; Electronic Execution.

(a)           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract.  Delivery of an executed signature page of this Agreement by facsimile transmission or in electronic format (i.e., “pdf” or “tif”) will be effective as delivery of a manually executed counterparty hereof.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Each Loan Document was drafted with the joint participation of the respective parties thereto and will be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.  Except as provided in Section 5.1, this Agreement will become effective when it will have been executed by the Lender and when the Lender will have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(b)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import will be deemed to include electronic signatures or the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.17          Term of Agreement.  This Agreement will remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document will have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated.  No termination of this Agreement will affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 10.18          USA PATRIOT Act.  The Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify, and record information that identifies the Borrower and the Subsidiary Guarantors, which information includes the name and address of the Borrower and each Subsidiary Guarantor and other information that will allow the Lender to identify the Borrower or such Subsidiary Guarantor in accordance with the PATRIOT Act.

SECTION 10.19          Independent Effect of Covenants.  The Borrower expressly acknowledges and agrees that each covenant contained in Article VII or VIII will be given independent effect.  Accordingly, the Borrower will not engage in any transaction or other act otherwise permitted pursuant to any covenant contained in Article VII or VIII if, after giving effect to such transaction or act, the Borrower would be in breach of any other covenant contained in Article VII or VIII.

SECTION 10.20          Inconsistencies with Other Documents.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement will control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any Subsidiary thereof or further restricts the rights of the Borrower or any Subsidiary thereof or gives the Lender additional rights will not be deemed to be in conflict or inconsistent with this Agreement and will be given full force and effect.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

OPENTABLE, INC., as the Borrower

By:	/s/ I. Duncan Robertson
Name:	I. Duncan Robertson
Title:	Chief Financial Officer & Secretary

Credit Agreement Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Lender

By:	/s/ Daniel DeVall
Name:	Daniel DeVall
Title:	VP Relationship Manager

Credit Agreement Signature Page

S-2

EXHIBIT A

[FORM OF] NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, OPENTABLE, INC., a Delaware corporation (the “Borrower”), promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                                DOLLARS ($                    ) or, if less, the principal amount of all Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and the Lender.  Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding will bear interest as provided in Section 4.1 of the Credit Agreement.  All payments of principal and interest on this Note will be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Note.

A-1

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

OPENTABLE, INC.

By:
Name:
Title:

A-2

EXHIBIT B

[FORM OF] NOTICE OF BORROWING

Dated as of:

Wells Fargo Bank, National Association

400 Hamilton Street, Suite 210

Palo Alto, California 94301

Attention:  Daniel S. Devall

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.2 of that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between OpenTable, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association (the “Lender”).  Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

1.                                      The Borrower hereby requests that the Lender make [a] Loan[s] to the Borrower in the aggregate principal amount of $                      .  (Complete with an amount in accordance with Section 2.2 of the Credit Agreement.)

2.                                      The Borrower hereby requests that such Loan[s] be made on the following Business Day:                                           .  (Complete with a Business Day in accordance with Section 2.2 of the Credit Agreement.)

3.                                      The Borrower hereby requests that such Loan[s] bear interest with reference to the following interest rate, as set forth below:

Loan Amount	Type of Loan (LIBOR Rate or Base Rate)	Interest Period (LIBOR Rate only)

4.                                      The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan[s] requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.                                      All of the conditions applicable to the Loan[s] requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan[s].

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

OPENTABLE, INC.

By:
Name:
Title:

EXHIBIT C

[FORM OF] NOTICE OF ACCOUNT DESIGNATION

Dated as of:

Wells Fargo Bank, National Association

400 Hamilton Street, Suite 210

Palo Alto, California 94301

Attention:  Daniel S. Devall

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.2 of that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between OpenTable, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association (the “Lender”).  Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

1.                                      The Lender is hereby authorized to disburse all Loan proceeds into the following account(s):

ABA Routing Number:

Account Number:

2.                                      This authorization will remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Lender.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

OPENTABLE, INC.

By:
Name:
Title:

C-2

EXHIBIT D

[FORM OF] NOTICE OF PREPAYMENT

Dated as of:

Wells Fargo Bank, National Association

400 Hamilton Street, Suite 210

Palo Alto, California 94301

Attention:  Daniel S. Devall

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 4.4 of that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between OpenTable, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association (the “Lender”).  Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

1.                                      The Borrower hereby provides notice to the Lender that it will prepay the following [Base Rate Loans] [LIBOR Rate Loans] in the aggregate amount of $[                              ]: (Complete with an amount in accordance with Section 4.4 of the Credit Agreement.)

2.                                      The Borrower will prepay the above-referenced Loan[s] on the following Business Day:                               . (Complete with a date no earlier than (i) the same Business Day as the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) three Business Days subsequent to the date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

[Signature Page Follows]

D-1

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

OPENTABLE, INC.

By:
Name:
Title:

D-2

EXHIBIT E

[FORM OF] NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wells Fargo Bank, National Association

400 Hamilton Street, Suite 210

Palo Alto, California 94301

Attention:  Daniel S. Devall

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 4.2 of that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between OpenTable, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association (the “Lender”).  Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

1.                                      This Notice is submitted for the purpose of:  (Check one and complete applicable information in accordance with the Credit Agreement.)

☐                                    Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

Outstanding principal balance:	$
Principal amount to be converted:	$
Requested effective date of conversion:
Requested new Interest Period:

☐                                    Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan

Outstanding principal balance:	$
Principal amount to be converted:	$
Last day of the current Interest Period:
Requested effective date of conversion:

☐                                    Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

Outstanding principal balance:	$
Principal amount to be continued:	$
Last day of the current Interest Period:
Requested effective date of continuation:
Requested new Interest Period:

2.                                      The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

E-1

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

OPENTABLE, INC.

By:
Name:
Title:

E-2

EXHIBIT F

[FORM OF] OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of OpenTable, Inc., a Delaware corporation (the “Borrower”), hereby certifies to Wells Fargo Bank, National Association, as follows:

1.                                      This certificate is delivered to you pursuant to Section 7.2 of that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and Wells Fargo Bank, National Association (the “Lender”).  Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

2.                                      I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of                                and for the                                period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.  Such financial statements have been filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System

3.                                      I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above.  Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

[Signature Page Follows]

F-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the day and year first written above.

OPENTABLE, INC.

By:
Name:
Title:

F-2

Schedule 1

to

Officer’s Compliance Certificate

This Schedule 1 is attached to and made a part of an Officer’s  Compliance Certificate dated as of                         ,          and pertains to the period from                         ,          to                         ,         .  Subsection references herein relate to subsections of the Credit Agreement.

A.	Indebtedness

	1.	Indebtedness incurred in connection with Capital Leases and purchase money Indebtedness permitted pursuant to Section 8.1(d):	$
	2.	Maximum permitted pursuant to Section 8.1(d):		$5,000,000
	3.	Acquired Indebtedness permitted pursuant to Section 8.1(e):	$
	4.	Maximum permitted pursuant to Section 8.1(e)(1):		$5,000,000
	5.	Indebtedness owed by any Non-Guarantor Subsidiary to any Credit Party permitted pursuant to Section 8.1(g)(ii):	$
	6.	Maximum permitted pursuant to Section 8.1(g)(ii):		$5,000,000
	7.	Short term Indebtedness permitted pursuant to Section 8.1(j):	$
	8.	Maximum permitted pursuant to Section 8.1(j)(2):		$10,000,000
	9.	Principal amount of Indebtedness incurred by Non-Guarantor Subsidiaries to Credit Parties pursuant to the UK Restructuring:	$

B.	Investments

	1.	Investments permitted pursuant to Section 8.3(l):	$
	2.	Maximum permitted pursuant to Section 8.3(l):		$10,000,000
	3.	Amount of Investments made by Credit Parties in Non-Guarantor Subsidiaries pursuant to the UK Restructuring:	$

C.	Asset Dispositions

	1.	Aggregate book value of all Property disposed of during this Fiscal Year pursuant to Section 8.5(d):	$
	2.	Maximum permitted pursuant to Section 8.5(d):		$5,000,000

(1)  Indebtedness permitted under Sections 8.1(e) and 8.1(j) not to exceed $10,000,000.

(2)   Indebtedness permitted under Sections 8.1(e) and 8.1(j) not to exceed $10,000,000.

Schedule 1-1

D.	Maximum Consolidated Total Leverage Ratio (as of , )

	1.	Consolidated Total Funded Indebtedness:	$
	2.	Consolidated Net Income:	$
	3.	Provision for taxes based on income:	$
	4.	Consolidated Interest Expense:	$
	5.	Amortization and depreciation expense:	$
	6.	Transaction Costs(3):	$
	7.	Stock based compensation expense:	$
	8.	Interest Income:	$
	9.	Extraordinary gains:	$
	10.	Consolidated EBITDA (2+3+4+5+6+7-8-9):	$
	11.	Leverage Ratio (1):(10):	:1.00
	12.	Maximum ratio permitted pursuant to Section 8.12(a):	2.00:1.00

E.	Minimum Consolidated Fixed Charge Coverage Ratio (for the four-Fiscal Quarter period ending , )

	1.	Consolidated EBITDA (C.10 above):	$
	2.	Consolidated Interest Expense:	$
	3.	Scheduled principal payments:	$
	4.	Rental payments under Capital Leases:	$
	5.	Consolidated Capital Expenditures:	$
	6.	Federal, state, local, and foreign income taxes paid in cash:	$
	7.	Consolidated Fixed Charges (2+3+4+5):	$
	8.	Fixed Charge Coverage Ratio (1):(7):	:1.00
	9.	Minimum ratio required pursuant to Section 8.12(b):	1.75:1.00

(3)  Not to exceed $3,000,000 in any Fiscal Year.

Schedule 1-2

EXHIBIT G

GUARANTY AGREEMENT

GUARANTY AGREEMENT (this “Guaranty”), dated as of January 10, 2013, by THE UNDERSIGNED (each a “Subsidiary Guarantor” and, together with any future Subsidiaries of the Borrower (as hereinafter defined) executing this Guaranty, the “Subsidiary Guarantors”) in favor of and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Guarantied “Party”).

STATEMENT OF PURPOSE

A.                                    OpenTable, Inc., a Delaware corporation (the “Borrower”), has entered into that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Guarantied Party.  Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

B.                                    The Credit Parties may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements in accordance with the terms of the Credit Agreement, and it is desired that the obligations of the Credit Parties under the Secured Hedge Agreements, together with all obligations of the Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

C.                                    The Credit Parties may from time to time enter, or may from time to time have entered, into one or more Secured Cash Management Agreements, and it is desired that the obligations of the Credit Parties under the Secured Cash Management Agreements, together with all obligations of the Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

D.                                    A portion of the proceeds of the Loans may be advanced to the Subsidiary Guarantors, and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of the Subsidiary Guarantors (which benefits are hereby acknowledged).

E.                                     It is a condition precedent to the making of the initial Extensions of Credit under the Credit Agreement that the Subsidiary Guarantors listed on the signature pages hereof will have executed this Guaranty.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Guarantied Party to enter into the Credit Agreement and to make Extensions of Credit thereunder, to enter into the Secured Hedge

1

Agreements, and to enter into the Secured Cash Management Agreements, the Subsidiary Guarantors hereby agree as follows:

Section 1.                                           Guaranty.

(a)                                 The Subsidiary Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same become due, whether at stated maturity, by acceleration, demand or otherwise.  “Guarantied Obligations” means, collectively, (i) the Obligations, and (ii) all existing or future payment and other obligations owing by the Credit Parties under (A) any Secured Hedge Agreement, and (B) any Secured Cash Management Agreement; provided, however that Guarantied Obligations consisting of obligations of any Credit Party arising under any Secured Hedge Agreement shall exclude any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute (the “Commodity Exchange Act”), if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act.

In the event that all or any portion of the Guarantied Obligations is paid by any Credit Party, the obligations of each Subsidiary Guarantor hereunder will continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from the Guarantied Party as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered will constitute Guarantied Obligations.

Subject to the other provisions of this Section 1, upon the failure of any Credit Party to pay any of the Guarantied Obligations when and as the same become due, each Subsidiary Guarantor will upon demand pay, or cause to be paid, in cash, to the Guarantied Party, an amount equal to the aggregate amount of the unpaid Guarantied Obligations.

(b)                                 Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Subsidiary Guarantor under this Guaranty will be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (i) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder, and (ii) under any guaranty of Subordinated Indebtedness) and after giving

Guaranty Agreement Signature Page

effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Subsidiary Guarantor pursuant to Applicable Law or pursuant to the terms of any agreement.

(c)                                  Each Subsidiary Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the “Related Guaranties”) that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties.  Accordingly, in the event any payment or distribution is made on any date by any Subsidiary Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Subsidiary Guarantor or such other guarantor will be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted as set forth in clause (b) so as to maximize the aggregate amount of the Guarantied Obligations paid to the Guarantied Party.

(d)                                 Each Credit Party that has total assets exceeding $10,000,000 at the time any Swap Obligations are incurred (each a “Qualified ECP Guarantor”) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 1(d) for the maximum amount permitted as set forth in clause (b)).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment in full of the Guarantied Obligations, termination of the Revolving Credit Commitment and expiration or cancellation of all Letters of Credit.  Each Qualified ECP Guarantor intends that this Section 1(d) constitute, and this Section 1(d) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act

Section 2.                                           Guaranty Absolute; Continuing Guaranty.  The obligations of each Subsidiary Guarantor hereunder are irrevocable, absolute, independent, and unconditional and will not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees that:  (a) this Guaranty is a guaranty of payment when due and not of collectability; (b) the Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, the occurrence of an early termination date or similar event under any Secured Hedge Agreement or the occurrence of an event of default under any Secured Cash Management Agreement notwithstanding the existence of any dispute between any Credit Party and the Guarantied Party with respect to the existence of such event; (c) the obligations of each Subsidiary Guarantor hereunder are independent of the obligations of the Credit Parties under the Loan Documents, the Secured Hedge Agreements, and the Secured Cash Management Agreements and the obligations of any other guarantor of the Guarantied Obligations and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor whether or not any action is brought against any Credit Party or any of such other guarantors and whether or not any Credit Party or any such other guarantor is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Subsidiary Guarantors will in no way limit, affect, modify or abridge the liability of such Subsidiary Guarantor or any other Subsidiary Guarantor for any portion of the Guarantied Obligations that has not been paid.   This Guaranty is a continuing guaranty and each Subsidiary Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.  Notwithstanding anything to the contrary, any payment obligations of any Subsidiary Guarantor under this Guaranty shall be satisfied and this Guaranty shall terminate upon the payment in full of the Guarantied Obligations, termination of the Revolving Credit Commitment and expiration or cancellation of all Letters of Credit.

Section 3.                                           Actions by Guarantied Party.  The Guarantied Party may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Subsidiary Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto, and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of the Guarantied Party in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Guarantied Party may have against any such security, as the Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Secured Hedge Agreements, the Secured Cash Management Agreements, and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to the Guarantied Party under the Loan Documents, the Secured Hedge Agreements or the Secured Cash Management Agreements.

Section 4.                                           No Discharge.  This Guaranty and the obligations of the Subsidiary Guarantors hereunder will be valid and enforceable and will not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not any Subsidiary Guarantor will have had notice or knowledge of any of them:  (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, any Secured Hedge Agreement, any Secured Cash Management Agreement or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though the Guarantied Party might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, setoffs or counterclaims which the Borrower or any other Credit Party may assert against the Guarantied Party in respect of the Guarantied Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury, and (g) any other act, thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Subsidiary Guarantor as an obligor in respect of the Guarantied Obligations.

Section 5.                                           Waivers.  Each Subsidiary Guarantor waives, for the benefit of the Guarantied Party:  (a) any right to require the Guarantied Party, as a condition of payment or performance by such Subsidiary Guarantor, to (i) proceed against the Borrower, any other Credit Party, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any other Credit Party, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Guarantied Party in favor of the Borrower, any other Credit Party, any other guarantor of the Guarantied Obligations or any other Person, or (iv) pursue any other remedy in the power of the Guarantied Party; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Credit Party, including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Credit Party, as applicable, from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Guarantied Party’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to setoffs, recoupments and counterclaims, and (iv) promptness, diligence, and any requirement that the Guarantied Party protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor, and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of default or early termination under any Secured Hedge Agreement, notices of default under any Secured Cash Management Agreement, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement or instrument related thereto, notices of any extension of credit to the Borrower or any other Credit Party, and notices of any of the matters referred to in Sections 3 and 4, and any right to consent to any thereof; and (g) to the fullest extent permitted by

Applicable Law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

Section 6.                                           Subsidiary Guarantors’ Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations.  Until the Guarantied Obligations (other than contingent indemnification obligations not then due) have been paid in full, the Revolving Credit Commitment has terminated, and all Letters of Credit have expired or been cancelled, each Subsidiary Guarantor will withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Subsidiary Guarantor now has or may hereafter have against any Credit Party or any of its assets in connection with this Guaranty or the performance by such Subsidiary Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, including (i) any right of subrogation, reimbursement or indemnification that such Subsidiary Guarantor now has or may hereafter have against any Credit Party, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Guarantied Party now has or may hereafter have against any Credit Party, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Guarantied Party, and (b) any right of contribution such Subsidiary Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations.  Each Subsidiary Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification, and contribution set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Subsidiary Guarantor may have against any Credit Party or against any collateral or security, and any rights of contribution such Subsidiary Guarantor may have against any such other guarantor, will be junior and subordinate to any rights the Guarantied Party may have against any Credit Party, to all right, title, and interest the Guarantied Party may have in any such collateral or security, and to any right the Guarantied Party may have against such other guarantor.

Any indebtedness of any Credit Party now or hereafter held by any Subsidiary Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of any Credit Party to a Subsidiary Guarantor collected or received by such Subsidiary Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Subsidiary Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, will be held in trust for the Guarantied Party and will forthwith be paid over to the Guarantied Party to be credited and applied against the Guarantied Obligations.

Section 7.                                           Financial Condition of the Borrower.  The Guarantied Party will have no obligation, and each Subsidiary Guarantor waives any duty on the part of the Guarantied Party, to disclose or discuss with such Subsidiary Guarantor its assessment, or such Subsidiary Guarantor’s assessment, of the financial condition of the Credit Parties or any matter or fact relating to the business, operations or condition of the Credit Parties.  Each Subsidiary Guarantor has adequate means to obtain information from the Credit Parties on a continuing basis concerning the financial condition of the Credit Parties and their ability to perform their obligations under the Loan Documents, the Secured Hedge Agreements, and the Secured Cash

Management Agreements, and each Subsidiary Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Credit Parties and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

Section 8.                                           Representations and Warranties.  Each Subsidiary Guarantor makes, for the benefit of the Guarantied Party, each of the representations and warranties made in the Credit Agreement by the Borrower as to such Subsidiary Guarantor, its assets, financial condition, operations, organization, legal status and business.

Section 9.                                           Covenants.  Each Subsidiary Guarantor agrees, for the benefit of the Guarantied Party, that such Subsidiary Guarantor will perform, or observe and cause its Subsidiaries to perform or observe, all of the terms, covenants, and agreements that the Loan Documents state the Borrower is to cause such Subsidiary Guarantor and its Subsidiaries to perform or observe.

Section 10.                                    Rights and Remedies Cumulative; Non-Waiver; Etc.  The enumeration of the rights and remedies of the Guarantied Party set forth in this Guaranty is not intended to be exhaustive and the exercise by the Guarantied Party of any right or remedy will not preclude the exercise of any other rights or remedies, all of which will be cumulative, and will be in addition to any other right or remedy given hereunder or under the other Loan Documents, the Secured Hedge Agreements or the Secured Cash Management Agreements or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Guarantied Party in exercising any right, power or privilege will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or will be construed to be a waiver of any Event of Default.  No course of dealing between a Subsidiary Guarantor, the Guarantied Party or their respective agents or employees will be effective to change, modify or discharge any provision of this Guaranty.

Section 11.                                    Notices.  All notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic communication in the manner provided for notices in Section 10.1 of the Credit Agreement to any Subsidiary Guarantor at its address set forth below its signature hereto.

Section 12.                                    Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Subsidiary Guarantor therefrom, will in any event be effective without the written concurrence of the Guarantied Party and, in the case of any such amendment or modification, the Subsidiary Guarantors; provided that this Guaranty may be modified by the execution of a counterpart, substantially in the form attached as Exhibit A (a “Counterpart”), by an Additional Subsidiary Guarantor in accordance with Section 21 and the Subsidiary Guarantors hereby waive any requirement of notice of or consent to any such amendment.  Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given.

Section 13.                                    Expenses; Indemnity.

(a)                                 The Subsidiary Guarantors jointly and severally agree to pay to the Guarantied Party and its Affiliates the amount of any and all costs and expenses in accordance with Section 10.3(a) of the Credit Agreement.

(b)                                 The Subsidiary Guarantors jointly and severally agree to indemnify the Guarantied Party and each Related Party of the Guarantied Party in accordance with Section 10.3(b) of the Credit Agreement.

(c)                                  The obligations of the Subsidiary Guarantors in this Section 13 will survive the termination of this Guaranty and the discharge of each Subsidiary Guarantor’s other obligations under this Guaranty, the Secured Hedge Agreements, the Secured Cash Management Agreements, the Credit Agreement, and the other Loan Documents.

Section 14.                                    Right of Setoff.  If an Event of Default has occurred and is continuing, the Guarantied Party and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Guarantied Party or any such Affiliate to or for the credit or the account of such Subsidiary Guarantor against any and all of the Guaranty Obligations, irrespective of whether or not the Guarantied Party or such Affiliate will have made any demand under this Guaranty and although such obligations of such Subsidiary Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of the Guarantied Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of the Guarantied Party and its Affiliates under this Section 14 are in addition to other rights and remedies (including other rights of setoff) that the Guarantied Party or its Affiliates may have.  The Guarantied Party agrees to notify the affected Subsidiary Guarantor and the Guarantied Party promptly after any such setoff and application; provided that the failure to give such notice will not affect the validity of such setoff and application.

Section 15.                                    Governing Law; Jurisdiction, Etc.

(a)                                 Governing Law.  This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby will be governed by, and construed and enforced in accordance with, the law of the State of California, without reference to conflicts or choice of law principles thereof.

(b)                                 Submission to Jurisdiction.  Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Guarantied Party or any Related Party of the foregoing in any way relating to this Guaranty or the transactions relating hereto in any forum other than the courts of the State of California sitting in San Francisco County, and of the United States District Court of the Northern District of California, and any appellate court from any thereof, and irrevocably and unconditionally submits, for itself and its properties, to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such California state court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each party hereto agrees that a final judgment in any such action, litigation or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty will affect any right that the Guarantied Party may otherwise have to bring any action or proceeding relating to this Guaranty against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue.  Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) of this Section 15.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1 of the Credit Agreement, to such party at its address set forth below its signature hereto.  Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 16.                                    Waiver of Jury Trial[; Binding Arbitration.

(a)                                 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(a).

(b)                                 Binding Arbitration.

(i)                            Agreement to Arbitrate.  Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty (“Disputes”), between or among parties hereto will be resolved by binding arbitration as provided herein.  Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.  Disputes may include tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with this Guaranty.  The parties hereto do not waive any applicable federal or state substantive law (including the protections afforded to banks under 12 U.S.C. Section 91 or any similar applicable state law) except as provided herein.  A judgment upon the award may be entered in any court having jurisdiction.  Notwithstanding the foregoing, this Section 16(b) will not apply to any Secured Hedge Agreement or any Secured Cash Management Agreement.

(ii)                              General Rules of Arbitration.  Any arbitration proceeding will (A) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in this Guaranty, (B) be conducted by the American Arbitration Association (the “AAA”), or such other administrator as the parties will mutually agree upon, in accordance with the commercial dispute resolution procedures of the AAA, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees, and costs, in which case the arbitration will be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Arbitration Rules”), and (C) proceed in a location in California selected by the AAA.  The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules will be applicable to claims of less than $1,000,000.  All applicable statutes of limitations will apply to any Dispute.  If there is any inconsistency between the terms hereof and the Arbitration Rules, the terms and procedures set forth herein will control.  Any party who fails or refuses to submit to arbitration following a demand by any other party will bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Notwithstanding anything in the foregoing to the contrary, any arbitration proceeding demanded hereunder will begin within 90 days after such demand therefor and will be concluded within 120 days after such demand.  These time limitations may not be extended unless a party hereto shows cause for extension and then such extension will not exceed a total of 60 days.

(iii)                               Arbitrators.  Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Arbitration Rules, and who will not render an award of greater than $5,000,000.  Any dispute in which the amount in controversy exceeds $5,000,000 will be decided by majority vote of a panel of three arbitrators; provided that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the jurisdiction of the state where the hearing will be conducted or a neutral retired judge of the jurisdiction, state or federal, of the state where the hearing will be conducted, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  In any arbitration proceeding, the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre hearing motions that are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator will resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator will also have the power to award recovery of all costs and fees, to impose sanctions, and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure or other Applicable Law.

(iv)                             Preservation of Certain Remedies.  Notwithstanding the preceding binding arbitration provisions, the parties hereto preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute.  Each such Person will have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable:  (A) all rights to foreclose against any real or personal Property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (B) all rights of self help, including peaceful occupation of property and collection of rents, setoff, and peaceful possession of property, (C) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding, and (D) when applicable, a judgment by confession of judgment.  Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

(v)                            Matters Involving Real Property.  Notwithstanding anything herein to the contrary, no dispute will be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real Property unless:  (A) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration; or (B) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens, and security interests securing such indebtedness and obligations, will remain fully valid and enforceable.  If any such dispute is not submitted to arbitration, the dispute will be adjudicated pursuant to judicial reference as provided in California Code of Civil Procedure Section 638 et seq., and the judicial referee will be empowered to hear and determine all issues in such reference, whether fact or law.  A referee with the qualifications required herein for arbitrators will be selected pursuant to the AAA’s selection procedures.  Judgment upon the decision rendered by a referee will be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

Section 17.                                    Successors and Assigns.  The provisions of this Guaranty will be binding upon and inure to the benefit of the Subsidiary Guarantors, the Guarantied Party, the other Beneficiaries, and their respective successors and assigns, except that no Subsidiary Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Guarantied Party.

Section 18.                                    Titles and Captions.   Titles and captions of Sections and subsections in this Guaranty are for convenience only and neither limit nor amplify the provisions of this Guaranty.

Section 19.                                    Severability of Provisions.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 20.                                    Counterparts; Effectiveness.  This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract.  Delivery of an executed signature page of this Guaranty by facsimile transmission or in electronic format (i.e., “pdf” or “tif”) will be effective as delivery of a manually executed counterpart hereof.  This Guaranty will become effective as to each Subsidiary Guarantor upon the execution of a Counterpart by such Subsidiary Guarantor (whether or not a Counterpart will have been executed by any other Subsidiary Guarantor) and receipt by the Guarantied Party of such executed Counterpart.

Section 21.                                    Additional Subsidiary Guarantors.  The initial Subsidiary Guarantors hereunder will be such of the Subsidiaries of the Borrower as are signatories hereto on the date hereof.  Pursuant to the Credit Agreement, from time to time subsequent to the date hereof, additional Subsidiaries of the Borrower  may become parties hereto, as additional Subsidiary Guarantors (each an “Additional Subsidiary Guarantor”), by executing a Counterpart.  Upon delivery of a Counterpart to the Guarantied Party, notice of which is hereby waived by the Subsidiary Guarantors, each such Additional Subsidiary Guarantor will be a Subsidiary Guarantor and will be as fully a party hereto as if such Additional Subsidiary Guarantor were an original signatory hereof.  Each Subsidiary Guarantor expressly agrees that its obligations arising hereunder will not be affected or diminished by the addition or release of any other Subsidiary Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of the Borrower to become an Additional Subsidiary Guarantor hereunder.

Section 22.                                    Rules of Construction.  The rules of construction set forth in Section [1.2] of the Credit Agreement will be applicable to this Guaranty mutatis mutandis.

[Signature Pages To Follow.]

IN WITNESS WHEREOF, the Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 16(a), and each Subsidiary Guarantor, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

OPENTABLE HOLDINGS, LLC

By:
Name:
Title:
Notice Address:

c/o OpenTable, Inc.
799 Market Street, 4th Floor
San Francisco, CA 94103
Attention: General Counsel

TABLE MAESTRO, INC.

By:
Name:
Title:
Notice Address:

c/o OpenTable, Inc.
799 Market Street, 4th Floor
San Francisco, CA 94103
Attention: General Counsel

TREAT TECHNOLOGIES, LLC

By:
Name:
Title:

Notice Address:
c/o OpenTable, Inc.
799 Market Street, 4th Floor
San Francisco, CA 94103
Attention: General Counsel

Guaranty Agreement Signature Page

S-1

IN WITNESS WHEREOF, the Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 16(a), and each Subsidiary Guarantor, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[SUBSIDIARY GUARANTOR]

By:
Name:
Title:
Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Guarantied Party

By:
Name:
Title:

Notice Address:

400 Hamilton Street, Suite 210
Palo Alto, California 94301
Attention of:	Daniel S. Devall
Vice President
Telephone No.:	(650) 855-6639
Telecopy No.:	(650) 855-6638
E-mail: daniel.s.devall@wellsfargo.com

Guaranty Agreement Signature Page

S-2

EXHIBIT A

[FORM OF] COUNTERPART

This COUNTERPART (this “Counterpart”), dated as of               , 20    , is delivered pursuant to Section 21 of the Guaranty referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Guaranty Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), among the Subsidiary Guarantors named therein and in favor and for the benefit of Wells Fargo Bank, National Association, as Guarantied Party.  Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Guaranty Agreement.  The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Subsidiary Guarantor under the Guaranty in accordance with Section 21 thereof and agrees to be bound by all of the terms thereof.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of                             , 20      .

[ADDITIONAL SUBSIDIARY GUARANTOR]

By:
Name:
Title:
Address:

EXHIBIT A

(to Guaranty Agreement)

EXHIBIT H

COLLATERAL AGREEMENT

See Exhibit 99.2 filed with this Form 8-K

EXHIBIT I-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among OpenTable, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association.

Pursuant to the provisions of Section 4.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned will promptly so inform the Borrower, and (ii) the undersigned will have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20

EXHIBIT I-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among OpenTable, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association.

Pursuant to the provisions of Section 4.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned will promptly so inform such Lender in writing, and (ii) the undersigned will have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20

EXHIBIT I-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among OpenTable, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association.

Pursuant to the provisions of Section 4.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned will promptly so inform such Lender, and (b) the undersigned will have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20

EXHIBIT I-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of January 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among OpenTable, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association.

Pursuant to the provisions of Section 4.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned will promptly so inform the Borrower, and (b) the undersigned will have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Capitalized terms used herein and not defined herein will have the meanings assigned thereto in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20